Exhibit (C)(6)

Project Gold Discussion Materials Strictly Private and Confidential Goldman Sachs & Co. LLC December 4, 2017

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Table of Contents I. Review of Blue Jay Proposal II. Draft Management Projections for Goldfinch Standalone III. Preliminary Financial Analyses of Goldfinch Standalone IV. Preliminary Review of Strategic Alternatives V. Blue Jay Offer Consideration: Factors to Consider VI. Negotiating with Blue Jay: Tactical Considerations VII. Response Alternatives Appendix A:Supporting Financial Analysis Appendix B:Background on Blue Jay Appendix C: Share Register Analysis Appendix D:Analysis of Offer Dynamics in Precedent Transactions 2

I. Review of Blue Jay Proposal

Goldman Sachs
INVESTMENT BANKING DIVISION

Summary of Blue Jay Proposal
Dated November 11, 2017

Key Information Contained in Proposal

Acquirer	■ Blue Jay
Consideration per Goldfinch Share	■ Cash election: \$23.00 ■ Unit election: 0.9656 Blue Jay units — Implied value of \$22.06 based on Blue Jay's closing price on Thursday, 30-Nov-2017 ■ Subject to pro-ration based on 50/50 aggregate cash/unit consideration
Aggregate Consideration	■ \$7.4bn cash ■ 309mm Blue Jay units[1]
Pro Forma Ownership of Blue Jay	■ Goldfinch stockholders: ~28%[2] ■ Blackbird: ~44%[3]
Conditions	■ Approval by majority of Goldfinch's non-Blackbird-affiliated stockholders (i.e. 50% of the remaining ~66% of stockholders) ■ Approval by Blue Jay unitholders — *Note: Blackbird owns ~69% of Blue Jay units (~62% including mandatory convertible preferred unit dilution)* ■ No financing condition anticipated: "At the time of signing a definitive agreement, we expect to have fully committed financing"
Timeline	■ "We can finalize a transaction within a very short period"

Source: Blue Jay offer letter dated 11-Nov-2017, Bloomberg, Company filings; Market data as of 30-Nov-2017
[1] Represents share count per Blue Jay offer letter.
[2] Based on GS calculation of ~310mm units issued to Goldfinch shareholders (including option/LTIP dilution) at 50% cash consideration / 0.9656 exchange ratio and current Blue Jay diluted shares outstanding of ~788mm (including dilution from mandatory convertible preferred units).
[3] Based on Blackbird's current ownership of ~488mm units in Blue Jay and GS calculation of ~310mm units issued to Goldfinch shareholders (see footnote 2).

Review of Blue Jay Proposal 4

Goldman Sachs | INVESTMENT BANKING DIVISION

Implied Values and Transaction Multiples

($ in millions, except per share data)

	Goldfinch at Offer Prices			Goldfinch at Trading Prices		Blue Jay at Trading Prices	
	Cash Election	Unit Election	Blended	Pre-Rumor[1]	Current	Undisturbed[2]	Current
Price per Share[3]	$ 23.00	$ 21.13	$ 22.06	$ 19.01	$ 23.50	$ 23.68	$ 21.88
% Change from Pre-Rumor / Undisturbed			(3.8)%		23.6 %		(7.6)%
Diluted # Shares (mm)			969.7	968.3	970.4	783.1	788.4
Implied Equity Value			$ 21,396	$ 18,407	$ 22,805	$ 18,543	$ 17,251
Implied Equity Value to Public Shareholders	$ 7,391	$ 6,789	$ 14,180				
P / 2018E FFO[4]			14.9 x	12.8 x	15.8 x	15.7 x	14.5 x
P / 2019E FFO[4]			14.5 x	12.5 x	15.5 x	15.0 x	13.8 x
P / 2018E AFFO[4]			19.7 x	17.0 x	21.0 x	23.2 x	21.5 x
P / 2019E AFFO[4]			18.8 x	16.2 x	20.0 x	21.9 x	20.3 x
Net Debt + Prefs (at Share)			$ 18,213	$ 18,213	$ 18,213	$ 33,498	$ 33,498
Implied Enterprise Value			$ 39,608	$ 36,620	$ 41,018	$ 52,040	$ 50,748
EV / 2018E EBITDA[4]			17.8 x	16.5 x	18.5 x	20.9 x	20.3 x
EV / 2019E EBITDA[4]			17.4 x	16.1 x	18.0 x	20.5 x	20.0 x

Source: Blue Jay offer letter dated 11-Nov-2017, Management projections for Goldfinch standalone as provided 29-Nov-2017 ("Draft Management Projections"), Bloomberg, Company filings, IBES Estimates, SNL Financial; Market data as of 30-Nov-2017 unless otherwise stated
[1] Share price as of 6-Nov-2017.
[2] Share price as of 10-Nov-2017.
[3] Unit Election price per share based on Blue Jay share price as of 30-Nov-2017 and exchange ratio of 0.9656.
[4] FFO, AFFO and EBITDA estimates for Goldfinch per Draft Management Projections and for Blue Jay per consensus estimates (IBES consensus for FFO and EBITDA and SNL consensus for AFFO).

Review of Blue Jay Proposal 5

Implied Offer Premia ($ in millions, except per share data) Offer Price Relative to Key Public Reference Points Cash Election Offer Price $23.00 50/50 Cash/Unit Offer Price $22.06 Unit Election Offer Price $21.13 $ 30.00 $ 27.10 $ 27.65 $ 27.05 $ 25.89 $ 23.13 $ 19.01 $ 18.83 $ 20.95 Pre-Rumor 52-Week 52-Week 3-Month 1-Year 3-Year Blue Jay 3Q GSA SNL Consensus Share Price Intraday High Intraday Low VWAP VWAP VWAP IFRS NAV of NAV NAV (6-Nov-2017) Share Price Share Price Goldfinch¹ Implied Offer Premia Cash Election 21.0% (15.1)% 22.1% 9.8% (0.6)% (11.2)% (23.3)% (16.8)% (15.0)% Unit Election 11.1 (22.0) 12.2 0.9 (8.6) (18.4) (29.6) (23.6) (21.9) 50/50 16.1 (18.6) 17.2 5.3 (4.6) (14.8) (26.5) (20.2) (18.4) Cash/Units Pre-Rumor—(29.9) 1.0 (9.2) (17.8) (26.6) (36.6) (31.2) (31.2) Share Price Source: Blue Jay offer letter dated 11-Nov-2017, Bloomberg, Green Street Advisors, SNL Financial, Company filings; Market data as of 6-Nov-2017 unless otherwise stated ¹ Approximate figure; per management commentary on Blue Jay 3Q earnings call. Review of Blue Jay Proposal 6

Value of Blue Jay Proposal and Implied Premia Over Time Goldfinch Trading vs. Blue Jay Offer Value Over Time $ 32.00 06-Nov-2017 13-Nov-2017 Last pre-rumor Date of Offer pricing date $ 30.00 $ 28.00 $ 26.00 Stock Price $ 24.00 $ 23.50 $ 22.00 $ 22.06 $ 20.00 $ 18.00 Nov-2015 Mar-2016 Jul-2016 Nov-2016 Mar-2017 Jul-2017 Nov-2017 Goldfinch Value of Current Blue Jay Offer Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Pre-Rumor Current Average $ 27.19 $ 27.95 $ 29.53 $ 25.36 $ 24.47 $ 23.03 $ 21.91 $ 19.01 $ 19.01 Share Price Implied (20.4)% (17.9)% (22.7)% (13.1)% (9.0)% (2.8)% 4.5% 19.7% 16.1 % Premium Source: Bloomberg and company press releases; Market data as of 30-Nov-2017 Review of Blue Jay Proposal 7

Initial Market Reaction: Trading Dynamics Since Announcement Goldfinch Share Price and Trading Volumes Blue Jay Share Price and Trading Volumes $ 25.00 60,000 $ 25.00 1,200 $ 23.50 50,000 1,000 Movement $ 22.50 800 $ 22.50 Since 6-Nov: 40,000 G’finch: +23.6% SP500: +2.2% $ 21.88 RMZ: +0.7% Volume Movement Volume TCO: +26.8% Since 10-Nov: 600 Price (USD) 30,000 Price (USD) MAC: +19.5% B’Jay: (7.6)% Closing Closing SPG: +4.4% (‘000) SP500: +2.5% (‘000) RMZ: (0.8)% $ 20.00 20,000 $ 20.00 400 10,000 200 $ 17.50 0 $ 17.50 0 6-Nov 12-Nov 18-Nov 24-Nov 30-Nov 6-Nov 12-Nov 18-Nov 24-Nov 30-Nov Volume Share Price Source: Bloomberg; Market data as of 30-Nov-2017 Review of Blue Jay Proposal 8

Recent Market Commentary “To avoid any vulnerability that could be associated with Blue Jay’s structure, Goldfinch shareholders should consider requiring an all-cash offer, in addition to seeking an increase in the value of the bid to better reflect Blue Jay’s internal assessment of Goldfinch’s assets” – UNITE HERE, 30-Nov-2017 “… we think any realistic bid needs to better underscore the underlying value of Goldfinch’s portfolio of Class A assets; this value may be challenging to agree upon as there have been no Class A trades in the broader market over the past 12 months” – Barclays, 27-Nov-2017 “We believe that the recent Blue Jay bid for the outstanding Goldfinch shares is too low... Goldfinch is not distressed and does not need capital... While naysayers believe that private market valuations for ‘A’ rated malls have changed, every single transaction posted has confirmed that ‘A’ malls trade at between 4% and 5% cap rates” – Boenning & Scattergood, 21-Nov-2017 “…many investors we have spoken to don’t want or can’t own Blue Jay shares” – Boenning & Scattergood, 21-Nov-2017 “We view the offer as very unattractive and believe that the Board should reject the offer… The per-share offer of $23 is well below any measure of the underlying value of Goldfinch shares… Blue Jay is a Bermuda registered partnership that maintains an unfocused pool of real estate assets and is subject to an onerous, one-sided Management Services Agreement that is extremely unfavorable to the owners of Blue Jay and effectively drains cash and value from Blue Jay…” – BTIG, 20-Nov-2017 “Investors we spoke universally believe another offer is forthcoming, with many believing $25-26 would “get it done”. While even an improved $25-26/sh price for Goldfinch is not a good “read-through” for mall asset pricing, we think this situation is unique with Blue Jay already owning 34% of Goldfinch, likely deterring other bids / takeout offer upside.” – Mizuho, 20-Nov-2017 “If the transaction does not take place, the downside risk is equal or perhaps greater than the upside in our view as our NAV on the company is $24-$25 but we could see the stock back down toward $20 (in the near-term) if a deal does not materialize. Also for the deal to be consummated above $25, we believe that another player would have to step into the bidding process, which we view as very unlikely but not impossible” – Evercore, 19-Nov-2017 “Investors [at NAREIT] seemed to be in overwhelming agreement that the initial offer is too low – Green Street would agree with the sentiment. Blue Jay’s recent commentary regarding Goldfinch’s value and Goldfinch’s commentary less than six months ago seem to be misaligned with a $23/sh valuation. A ‘slightly’ ‘sweetened’ offer by Blue Jay seems highly likely (like the playbook for BPO and Rouse), but without another bidder, it seems unlikely that the final price will get close to our NAV/sh estimate of $27.75 “ – Green Street Advisors, 19-Nov-2017 We continue to believe a fair price is north of NAV absent an independent bid but concede that shareholders would likely accept a deal that approaches Consensus NAV” – Sandler O’Neill & Partners, 17-Nov-2017 “What’s clear to us is that Blackbird’s $23/sh offer for Goldfinch is not a great mark for mall REIT valuations, or enough to get the deal done—particularly factoring in the 50% Blue Jay stock component” – BMO Capital Markets, 17-Nov-2017 “…the one interesting item we heard from investors at NAREIT is that some can’t accept Blue Jay shares as consideration given their own funds’ parameters. Thus, if enough Goldfinch shareholders have this constraint, Blue Jay would have to revise its bid to satisfy this issue” – Sandler O’Neill & Partners, 17-Nov-2017 “Given Pershing’s unsuccessful attempt to get SPG to reengage on Goldfinch back in 2012, we see SPG staying on the sidelines apart from the chance to acquire a strategic mall if the situation arose” – Sandler O’Neill & Partners, 17-Nov-2017 Source: Broker research published between 14-Nov-2017 and 30-Nov-2017 Review of Blue Jay Proposal 9

II. Draft Management Projections for Goldfinch Standalone

INVESTMENT BANKING DIVISION

Key Assumptions Underlying Draft Management Projections

Approach	■ Periods from 4Q 2017 onwards are management projections; prior periods in 2017 reflect actual results ■ 4Q 2017, 2018 and 2019 are based on detailed budgeting process; remaining years are extrapolations based on higher level assumptions
Same-Store NOI	■ Rental revenue: — No tenant bankruptcies assumed from 2018 onward — 4Q2017 – FY 2019: "space-by-space" build-up of occupancy and rent. Assume space vacated during 2017 is re-leased during 2018 such that occupancy returns to YE 2016 levels by YE 2018 — Thereafter: Projections are built up by mall based on lease maturity schedule and assumed retention rates, down-times, vacancy loss reserves, MLA spreads and market inflation rates. Different assumptions used for different sales bands ■ Other revenues and property-level expenses grown based on inflation assumptions by sales band
Other NOI	■ $15mm of lease termination fees p.a. from 2018 onwards (in-line with historical levels) ■ $48mm/$19mm of condo sales in FY2017/2018, respectively; condo sales complete in 2018 ■ Other income includes NOI from properties that do not qualify as "same-store" in 2017/2018
Other Revenues / Expenses	■ (4.4)% yoy decline in management fees in 2018 based on detailed budget build-up; 3.0% annual growth thereafter — 2018 decline driven by unusually high level of fee-generating development and leasing activity in 2017 ■ (1.6)% yoy decline in property management costs in 2018 based on detailed budget build-up; 3.0% growth in 2019; 2.0% annual growth thereafter ■ (11.0)% yoy decline in G&A expenses in 2018 based on detailed budget build-up; 3.0% growth in 2019; 2.0% annual growth thereafter — 2018 decline driven by expected reversal of 2017 bonus payment expense (accounting adjustment) and cost saving measures ■ Investment income calculated based on investment maturity and returns profiles
CapEx	■ 4Q2017 – FY 2019: "space-by-space" build-up of tenant allowances / ordinary capex ■ Thereafter: Tenant allowances / ordinary capex based on capex per square foot assumptions (different assumptions used for different sales bands) ■ Development capital built up by project. No new projects assumed beyond those in current development pipeline
Other Investment Activity	■ Acquisitions: No acquisitions over the forecast period ■ Asset sales: $190mm gross proceeds in 2018 from sale of 605 N. Michigan Ave and 200 LaFayette; no dispositions projected thereafter ■ Investments: Several investments matured in 2017 (~$115mm); ~$215mm new loans planned for 2018/2019; no new activity thereafter ■ $80mm gross proceeds from Ala Moana condo sales in 2018; zero thereafter
Dividends	■ 2017 declared dividends of $0.88 / share p.a. grown at 10% p.a. in 2018 and 7% p.a. thereafter — Results in AFFO payout ratio peaking at ~88% in 2019 before falling below 80% in 2021
Capital Structure	■ Small amount (~$100mm) of mortgage paydown in 2018; thereafter, all maturing debt is refinanced at existing quantum and a ~5% interest rate ■ Mortgage debt amortization calculated by tranche according to terms of loan ■ No change in preferred stock outstanding ■ Revolver / cash balances are a function of cash flows ■ Interest expense / preferred coupons calculated based on average outstanding debt / preferred balance and applicable rates
Share Count	■ ~0.2% annual increase in diluted share count from 2018 onwards; related to equity-based compensation payments

Source: Draft Management Projections

Draft Management Projections for Goldfinch Standalone 11

Draft Management Projections

At Share | ($ in millions, except per share data)

INVESTMENT BANKING DIVISION

Select Income Statement Items	2016A	2017E	2018E	2019E	2020E	2021E	2022E	'17E - '22E
	Per Goldfinch Management							
Same Store NOI ex. Land Sales		$ 2,250	$ 2,299	$ 2,391	$ 2,497	$ 2,629	$ 2,700	3.7 %
% Growth			2.2 %	4.0 %	4.4 %	5.3 %	2.7 %	
Plus: Land Sales		15	3	-	-	-	-	
Same Store NOI	$ 2,227	$ 2,265	$ 2,302	$ 2,391	$ 2,497	$ 2,629	$ 2,700	3.6 %
% Growth		1.7 %	1.6 %	3.9 %	4.4 %	5.3 %	2.7 %	
Plus: Lease Termination Income	20	37	15	15	15	15	15	
Plus: Condo Sales	75	48	19	-	-	-	-	
Plus: Other NOI	6	9	18	7	7	7	7	
Company NOI	$ 2,329	$ 2,359	$ 2,354	$ 2,413	$ 2,519	$ 2,651	$ 2,722	2.9 %
% Growth		1.3 %	(0.2)%	2.5 %	4.4 %	5.2 %	2.7 %	
Adjusted Real Estate NOI[2]		$ 2,228	$ 2,263	$ 2,341	$ 2,444	$ 2,572	$ 2,641	3.5 %
% Growth			1.5 %	3.5 %	4.4 %	5.2 %	2.7 %	
Company EBITDA	$ 2,195	$ 2,221	$ 2,220	$ 2,275	$ 2,379	$ 2,509	$ 2,579	3.0 %
% Growth		1.2 %	(0.0)%	2.5 %	4.6 %	5.5 %	2.8 %	
FFO / Share	$ 1.53	$ 1.56	$ 1.48	$ 1.52	$ 1.61	$ 1.74	$ 1.82	3.2 %
% Growth		1.4 %	(4.7)%	2.5 %	5.9 %	8.2 %	4.5 %	
% Growth ex. non-recurring items[1]		4.1 %	(1.3)%	5.0 %	6.0 %	8.3 %	4.5 %	
AFFO / Share	$ 1.20	$ 1.23	$ 1.12	$ 1.18	$ 1.35	$ 1.56	$ 1.64	5.8 %
% Growth		2.7 %	(9.2)%	5.0 %	14.7 %	15.6 %	5.0 %	
% Growth ex. non-recurring items[1]		6.4 %	(5.2)%	8.5 %	15.0 %	15.9 %	5.1 %	
Dividend / Share	$ 0.80	$ 0.88	$ 0.97	$ 1.04	$ 1.11	$ 1.19	$ 1.27	7.6 %
AFFO Payout Ratio	66.6 %	71.3 %	86.4 %	88.0 %	82.2 %	76.0 %	77.5 %	

Source: Draft Management Projections

[1] Excludes land sales, lease termination income, condo sales, other NOI, FFO from discontinued operations and provision for income tax.

[2] See page 52 for calculation of Adjusted Real Estate NOI.

Draft Management Projections for Goldfinch Standalone 12

Goldman Sachs

Draft Management Projections

At Share | ($ in millions)

INVESTMENT BANKING DIVISION

Select Cash Flow Statement Items	Per Goldfinch Management 2017E	2018E	2019E	2020E	2021E	2022E
FFO	**$ 1,488**	**$ 1,439**	**$ 1,478**	**$ 1,568**	**$ 1,700**	**$ 1,779**
Tenant allowance	(177)	(227)	(217)	(164)	(86)	(85)
Ordinary capital	(131)	(124)	(117)	(90)	(92)	(93)
AFFO	**$ 1,180**	**$ 1,088**	**$ 1,144**	**$ 1,314**	**$ 1,522**	**$ 1,600**
Capitalized costs/non cash FFO	(32)	(55)	(13)	(14)	(15)	(15)
Debt amortization	(172)	(197)	(221)	(251)	(262)	(273)
Regular dividends	(800)	(892)	(962)	(1,030)	(1,103)	(1,181)
Cash Flows After Dividends	**$ 177**	**$(56)**	**$(51)**	**$ 19**	**$ 142**	**$ 132**
Development expenditures	$(646)	$(747)	$(631)	$(90)	$(40)	-
Ala Moana condos	146	80	-	-	-	-
Asset acquisitions	(313)	-	-	-	-	-
Notes receivable activity	(7)	95	27	-	-	-
Asset sales	83	190	-	-	-	-
Special dividend	(230)	-	-	-	-	-
Stock repurchase	(277)	-	-	-	-	-
Financings	229	(103)	(1)	(2)	(3)	(2)
Warrant cash settlement	550	-	-	-	-	-
Net preferred stock issuance/repayment	-	-	-	-	-	-
Construction financing	8	-	-	-	-	-
Issuance/(repayment) of revolver	-	230	650	50	(100)	(150)
Net Cash Flow	**$(279)**	**$(311)**	**$(7)**	**$(22)**	**$(1)**	**$(20)**

Balance Sheet	2017E	2018E	2019E	2020E	2021E	2022E
Debt + Prefs	$ 18,802	$ 18,733	$ 19,161	$ 18,958	$ 18,593	$ 18,168
Cash	429	118	111	89	88	68
Net Debt + Prefs / EBITDA	8.3 x	8.4 x	8.4 x	7.9 x	7.4 x	7.0 x

Source: Draft Management Projections

Draft Management Projections for Goldfinch Standalone 13

INVESTMENT BANKING DIVISION

Comparison of Draft Management Projections to Consensus Estimates

($ in millions, except per share data)

	Draft Management Projections			16A - '19E	Select Research / IBES / SNL[1]			16A - '19E	Variance		
	2017E	2018E	2019E	CAGR	2017E	2018E	2019E	CAGR	2017E	2018E	2019E
Company NOI (at share)	$ 2,359	$ 2,354	$ 2,413	1.2 %	$ 2,314	$ 2,427	$ 2,450	1.3 %	$ 46	$(74)	$(37)
% Growth	1.3 %	(0.2)%	2.5 %		(1.8)%	4.9 %	0.9 %		2.0 %	(3.0)%	(1.5)%
# of Analysts					4	4	1				
EBITDA (at share)	$ 2,221	$ 2,220	$ 2,275	1.2 %	$ 2,212	$ 2,291	$ 2,322	1.6 %	$ 9	$(71)	$(47)
% Growth	1.2 %	(0.0)%	2.5 %		0.0 %	3.6 %	1.4 %		0.4 %	(3.1)%	(2.0)%
# of Analysts					4	4	2				
FFO/Share	$ 1.56	$ 1.48	$ 1.52	(0.3)%	$ 1.58	$ 1.61	$ 1.68	2.3 %	$(0.02)	$(0.13)	$(0.16)
% Growth	1.4 %	(4.7)%	2.5 %		0.6 %	1.9 %	4.3 %		(1.5)%	(7.9)%	(9.5)%
# of Analysts					13	16	10				
AFFO/Share	$ 1.23	$ 1.12	$ 1.18	(1.0)%	$ 1.22	$ 1.30	$ 1.33	2.6 %	$ 0.01	$(0.18)	$(0.15)
% Growth	2.7 %	(9.2)%	5.0 %		(0.8)%	6.6 %	2.3 %		1.1 %	(13.8)%	(11.5)%
# of Analysts					10	10	6				
Dividend/Share	$ 0.88	$ 0.97	$ 1.04	13.8 %	$ 0.88	$ 0.92	$ 0.96	6.3 %	$ 0.00	$ 0.05	$ 0.08
% Growth	10.0 %	10.0 %	7.0 %		10.0 %	4.5 %	4.3 %		0.0 %	5.2 %	7.9 %
AFFO Payout Ratio	71.3 %	86.4 %	88.0 %		72.1 %	70.8 %	72.2 %		(81)bps	1,560 bps	1,586 bps
# of Analysts					13	13	10				

Source: Draft Management Projections, Company filings, SNL Financial and IBES estimates; Market data as of 30-Nov-2017
[1] NOI (at share) and EBITDA (at share) per select Wall Street Research, FFO / Share and Dividend / Share per IBES consensus estimates and AFFO / Share per SNL consensus estimates.

Draft Management Projections for Goldfinch Standalone 14

III. Preliminary Financial Analyses of Goldfinch Standalone

Summary of Preliminary Illustrative Financial Analyses Stock Price (Pre-Rumor): $ 19.01 Blended Offer Price: $ 22.06 Implied 6.3% Implied Cap Rate 5.8% Implied Cap Rate Methodology 12.8x 2018E FFO Multiple 14.8x 2018E FFO Multiple Cap Rate Commentary Present Value of Illustrative Implied Cap Rate Range: 5.75% – 6.75% 1 Future Stock Price $ 16.46 $ 25.06 5.4%—6.8% Illustrative Cost of Equity: 7.6% (Implied Exit Cap Exit Year: Range of 2017 2021 Rate) Financial Present Value of Illustrative P / NTM FFO range: 10.0x 15.0x 2 Analysis Future Stock Price $ 14.78 $ 23.81 5.6%7.2% Illustrative Cost of Equity: 7.6% Methodology (P / FFO) Exit Year: Range of 2017 2021 3 Levered Discounted Illustrative Cost of Equity range:7.0%—8.0% $ 19.79 $ 27.61 5.1%6.2% Cash Flow Analysis Illustrative FCF Terminal Growth Rate range: 1.0%2.0% Precedent REIT Public REIT transactions over past 5 years Precedent 4 Transactions:Premia 5.7%6.1% 25th Percentile Premium to Undisturbed Price: 8.5% Transaction $ 20.62 $ 22.71 th to Undisturbed 1-Day 75 Percentile Premium to Undisturbed Price: 19.5% Analysis Prior Price Applied to pre-rumor price of $19.01 High: $27.10 (15-Nov-2016) 5 52-Week High / Low $ 18.83 $ 27.10 5.2%—6.4% Low: $18.83 (3-Nov-2017) High: Boenning & Scattergood (21-Nov-2017) Market High excluding Boenning & Scattergood (BTIG, 20-Nov-6 Analyst Price Target $ 18.00 $ 28.00 5.1%—6.5% 2017): $28.00 Information $ 34.50 Low: Goldman Sachs (6-Nov-2017) Median: $25.00 (of 17 data points) High: Boenning & Scattergood (21-Nov-2017) Analyst NAV Per 7 $ 24.17 $ 35.08 4.4%5.5% Low: Evercore (19-Nov-2017) Share Median: $27.65 (of 13 data points) $ 10.00 $ 20.00 $ 30.00 $ 40.00 Source: Draft Management Projections, Implied Cap Rate 8.4% SNL Financial consensus estimates, 6.2% Green Street Advisors, 4.9% IBES consensus estimates, 4.0% Bloomberg, available Wall Street Research; Market data as of 30-Nov-2017 Note: See page 52 for additional detail on calculation of implied cap rate. Preliminary Financial Analyses of Goldfinch Standalone 16

1 Green Street Implied Cap Rates Over Time Goldfinch vs. Peers | Last Five Years 7.0% Current Current Pre-Rumor Nominal Implied Implied Average Implied Cap Rate Cap Rate Cap Rate Cap Rate 3M YTD 3Y 5Y 6.5% Goldfinch 5.37% 5.89% 6.51% 6.18% 6.01% 5.47% 5.51% MAC 5.00 5.52 6.02 5.89 5.72 5.09 5.25 SPG 5.13 6.16 6.24 6.10 5.93 5.28 5.26 TCO 4.42 5.61 6.12 5.85 5.52 5.15 5.25 6.16% 6.0% 5.89% 5.61% 5.5% 5.52% 5.0% 4.5% Goldfinch MAC SPG TCO 4.0% Nov-2012 Nov-2013 Nov-2014 Nov-2015 Nov-2016 Nov-2017 Average 2012 2013 2014 2015 2016 2017 Goldfinch 5.60% 5.60% 5.49% 5.19% 5.31% 5.98% MAC 5.73 5.52 5.37 4.73 4.93 5.69 SPG 5.19 5.23 5.23 4.98 5.05 5.89 TCO 5.21 5.39 5.37 5.03 4.99 5.47 Source: Green Street Advisors; Green Street Advisors data as of 22-Nov-2017 (latest available) and pre-rumor as of 06-Nov-2017 Preliminary Financial Analyses of Goldfinch Standalone 17

Goldman Sachs — INVESTMENT BANKING DIVISION

1 Illustrative Present Value of Future Stock Price

Based on Cap Rate on 1-Year Forward NOI

1-Yr Green Street Advisors Implied Cap Rate Range: 5.6% - 6.5%

Undiscounted Future Share Price (Excl. Dividends)



$ 19.01
$ 22.57
$ 23.68
$ 25.02
$ 27.45
$ 29.00
$ 17.83
$ 18.78
$ 19.92
$ 22.09
$ 23.51
$ 16.55
$ 17.46
$ 18.54
$ 20.64
$ 22.03
Today
2017E
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends



Discounted to 30-Sep-2017
$ 19.01
$ 22.38
$ 22.73
$ 23.25
$ 24.56
$ 25.06
$ 17.72
$ 18.26
$ 18.92
$ 20.33
$ 21.03
$ 16.46
$ 17.05
$ 17.75
$ 19.19
$ 19.95
Today
2017E
2018E
2019E
2020E
2021E

6.75% Implied Cap Rate — 6.51% Implied Cap Rate (Goldfinch Pre-Rumor)[2] — 5.75% Implied Cap Rate

Assumptions Per Draft Management Projections

	4Q2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward Adjusted Real Estate NOI	$ 2,263	$ 2,341	$ 2,444	$ 2,572	$ 2,641	3.1 %
Common Dividends Per Share[1]	$ 0.22	$ 0.97	$ 1.04	$ 1.11	$ 1.19	6.1 %
Cumulative Dividends Per Share	$ 0.22	$ 1.19	$ 2.22	$ 3.33	$ 4.52	
Illustrative Cost of Equity	7.6 %					

Source: Draft Management Projections, Company filings, Green Street Advisors, Axioma, Bloomberg, IBES; Market data as of 30-Nov-2017, Goldfinch pre-rumor date of 6-Nov-2017
Note: See page 52 for additional detail on calculation of NAV and Adjusted Real Estate NOI.
[1] Full year 2017 dividends of $0.88 per share per Draft Management Projections used for 2017E-2021E CAGR calculation. Dividends are discounted to 30-Sep-2017 using mid-year convention. Share prices are discounted to 30-Sep-2017 using year-end convention.
[2] Pre-rumor implied cap rate per Green Street Advisors.

Preliminary Financial Analyses of Goldfinch Standalone 18

2 P / NTM FFO Multiples Over Time Goldfinch vs. Peers | Last Five Years 30x Pre-Rumor 3M Avg YTD Avg 3Y Avg 5Y Avg Goldfinch 11.8 x 13.3 x 14.2 x 16.8 x 17.0 x MAC 13.2 14.1 14.8 18.0 17.8 SPG 12.8 13.4 14.0 16.8 17.1 TCO 11.9 13.3 15.5 18.8 19.1 25x Multiple Weighted P/FFO 20x NTM-Time 15.8 x 15.3 x 15x 14.7 x 13.4 x Goldfinch MAC SPG TCO 10x Nov-2012 Nov-2013 Nov-2014 Nov-2015 Nov-2016 Nov-2017 Average 2012 2013 2014 2015 2016 YTD Goldfinch 17.9 x 17.3 x 17.2 x 18.3 x 17.5 x 14.2 x MAC 17.7 17.5 17.8 20.3 18.3 14.8 SPG 19.0 17.8 17.5 18.3 17.7 14.0 TCO 22.2 19.9 19.6 21.4 18.9 15.5 Source: Bloomberg; Market data as of 30-Nov-2017 and pre-rumor as of 06-Nov-2017 Preliminary Financial Analyses of Goldfinch Standalone 19

Goldman Sachs

2 Illustrative Present Value of Future Stock Price

INVESTMENT BANKING DIVISION

Based on 1-Year Forward FFO per Share Multiple

1-Yr IBES Consensus P/NTM FFO Range: 11.8x–16.7x

Undiscounted Future Share Price (Excl. Dividends)


$ 19.01
$ 22.25
$ 22.81
$ 24.16
$ 26.14
$ 27.31
$ 17.51
$ 17.95
$ 19.01
$ 20.57
$ 21.49
$ 14.83
$ 15.20
$ 16.10
$ 17.43
$ 18.20
Today
2017E
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends


Discounted to 30-Sep-2017
$ 19.01
$ 22.06
$ 21.93
$ 22.51
$ 23.52
$ 23.81
$ 17.41
$ 17.50
$ 18.15
$ 19.14
$ 19.56
$ 14.78
$ 15.00
$ 15.68
$ 16.66
$ 17.15
Today
2017E
2018E
2019E
2020E
2021E

10.0x Forward P / FFO — 11.8x Forward P / FFO (Goldfinch Pre-Rumor)[2] — 15.0x Forward P / FFO

Assumptions Per Draft Management Projections

	4Q2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share	$ 1.48	$ 1.52	$ 1.61	$ 1.74	$ 1.82	4.2 %
Common Dividends Per Share[1]	$ 0.22	$ 0.97	$ 1.04	$ 1.11	$ 1.19	6.1 %
Cumulative Dividends Per Share	$ 0.22	$ 1.19	$ 2.22	$ 3.33	$ 4.52	
Illustrative Cost of Equity	7.6 %					

Source: Draft Management Projections, Axioma, Bloomberg, IBES; Market data as of 30-Nov-2017, Goldfinch pre-rumor date of 6-Nov-2017

[1] Full year 2017 dividends of $0.88 per share per Draft Management Projections used for 2017E-2021E CAGR calculation. Dividends are discounted to 30-Sep-2017 using mid-year convention. Share prices are discounted to 30-Sep-2017 using year-end convention.

[2] Pre-rumor Forward FFO multiple per IBES consensus.

Preliminary Financial Analyses of Goldfinch Standalone

20

3 Illustrative Discounted Levered Free Cash Flow Analysis ($ in millions) 2017E 4Q2017 2018E 2019E 2020E 2021E 2022E Terminal EBITDA $ 555 $ 2,220 $ 2,275 $ 2,379 $ 2,509 $ 2,579 $ 2,579 Less: Interest Expense (198) (794) (801) (814) (813) (805) (805) Plus: Net Other Income 12 13 3 3 3 5 5 FFO $ 369 $ 1,439 $ 1,478 $ 1,568 $ 1,700 $ 1,779 $ 1,779 Less: Maintenance Capex (76) (351) (334) (254) (178) (178) (178) AFFO $ 293 $ 1,088 $ 1,144 $ 1,314 $ 1,522 $ 1,600 $ 1,600 Less: Development Capex (246) (747) (631) (90) (40) —Less: Mandatory Debt Amortization (46) (197) (221) (251) (262) (273) -Less: Other Cash Flow Items 572 208 13 (16) (17) (16)—Levered Free Cash Flow $ 573 $ 351 $ 305 $ 957 $ 1,202 $ 1,311 $ 1,600 Terminal Valueą $ 26,608 Source: Company filings, Draft Management Projections, Axioma, Bloomberg, Green Street Advisors ¹ Based on 7.6% cost of equity and 1.5% terminal growth rate. Preliminary Financial Analyses of Goldfinch Standalone 21

3 Illustrative Discounted Levered Free Cash Flow Analysis Implied Current Share Price % of Equity Value from Terminal Value Terminal Growth Rate Terminal Growth Rate # #### 1.00% 1.25% 1.50% 1.75% 2.00% $ 0.83 1.00% 1.25% 1.50% 1.75% 2.00% 7.00% $ 23.48 $ 24.38 $ 25.36 $ 26.43 $ 27.61 7.00% 83.1% 83.7% 84.3% 85.0% 85.6 % Equity Equity 7.25% 22.45 23.26 24.15 25.12 26.19 7.25% 82.4% 83.0% 83.6% 84.3% 84.9% 7.60% 21.11 21.84 22.62 23.46 24.38 7.60% 81.5% 82.1% 82.7% 83.3% 84.0 % Cost of 7.75% 20.61 21.30 22.04 22.84 23.71 Cost of 7.75% 81.1% 81.7% 82.3% 82.9% 83.6% 8.00% 19.79 20.42 21.10 21.84 22.63 8.00% 80.4% 81.0% 81.7% 82.3% 82.9 % Implied Terminal Multiple (P / NTM FFO) Implied Terminal Cap Rate Terminal Growth Rate Terminal Growth Rate # #### 1.00% 1.25% 1.50% 1.75% 2.00% 6.2% 1.00% 1.25% 1.50% 1.75% 2.00% 7.00% 14.6 x 15.3 x 16.0 x 16.8 x 17.7 x 7.00% 6.2% 6.0% 5.8% 5.7% 5.5 % Equity Equity 7.25% 14.0 14.7 15.3 16.1 16.9 7.25% 6.3% 6.2% 6.0% 5.8% 5.7% 7.60% 13.3 13.8 14.4 15.1 15.8 7.60% 6.5% 6.4% 6.2% 6.1% 5.9 % Cost of 7.75% 13.0 13.5 14.1 14.7 15.4 Cost of 7.75% 6.6% 6.5% 6.3% 6.2% 6.0% 8.00% 12.5 13.0 13.6 14.1 14.8 8.00% 6.8% 6.6% 6.5% 6.3% 6.1 % Source: Company filings, Draft Management Projections, Axioma, Bloomberg, Green Street Advisors Preliminary Financial Analyses of Goldfinch Standalone 22

Goldman Sachs

4 Precedent US REIT Transaction Premia

Deals >$1bn in Value | Last 5 Years

INVESTMENT BANKING DIVISION

Date Announced	Acquiror Name	Target Name	Transaction Value ($bn)[1]	Premium to Undisturbed 1-Day Prior	Premium to SNL NAV	Consideration
10-Aug-2017	Invitation Homes	Starwood Waypoint Homes	$ 8.6	0.8 %	(2.7)%	Stock
4-Jul-2017	Greystar Real Estate Partners	Monogram Residential Trust, Inc.	4.0	22.4 %	0.7 %	Cash
30-Jun-2017	Canada Pension Plan Investment Board	Parkway, Inc.	1.3	13.1 %	9.7 %	Cash
28-Jun-2017	Government Properties Income Trust	First Potomac Realty Trust	1.5	5.1 %	(7.1)%	Cash
9-Jun-2017	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.	7.2	14.9 %	27.8 %	Stock
7-May-2017	Sabra Health Care REIT, Inc.	Care Capital Properties, Inc.	4.1	11.8 %	29.6 %	Stock
24-Apr-2017	RLJ Lodging Trust	FelCor Lodging Trust Incorporated	2.9	16.7 %	NA	Stock
27-Feb-2017	Tricon Capital Group	Silver Bay Realty Trust Corp.	1.5	19.4 %	(10.2)%	Cash
14-Nov-2016	Regency Centers Corp	Equity One, Inc.	5.8	15.3 %	5.1 %	Stock
15-Aug-2016	Mid-America Apartment Cmnty	Post Properties, Inc.	4.9	16.6 %	10.7 %	Stock
29-Apr-2016	Cousins Properties Inc	Parkway Properties, Inc.	4.0	13.0 %	(2.1)%	Stock
25-Feb-2016	Brookfield Asset Mgmt Inc	Rouse Properties, Inc.	2.6	35.3 %	(9.4)%	Cash
15-Dec-2015	DRA Advisors LLC	IRC Retail Centers	2.1	6.6 %	(6.4)%	Cash
3-Dec-2015	American Homes 4 Rent	American Residential Properties, Inc.	1.4	8.7 %	(19.0)%	Stock
16-Oct-2015	Harrison Street Re Capital LLC	Campus Crest Communities, Inc.	1.7	24.4 %	(15.4)%	Cash
8-Oct-2015	Blackstone RE Partners VIII LP	BioMed Realty Trust, Inc.	8.1	23.8 %	1.0 %	Cash
8-Sep-2015	Blackstone RE Partners VIII LP	Strategic Hotels & Resorts, Inc.	5.9	4.8 %	(3.2)%	Cash
22-Jun-2015	Lone Star Funds	Home Properties, Inc.	7.9	3.4 %	6.6 %	Cash
22-Apr-2015	Brookfield Asset Mgmt Inc	Associated Estates Realty Corporation	2.5	17.4 %	14.4 %	Cash
10-Apr-2015	Blackstone Ppty Partners LP	Excel Trust, Inc.	2.8	14.5 %	7.2 %	Cash
31-Oct-2014	Omega Healthcare Investors Inc	Aviv REIT, Inc.	2.8	16.2 %	57.5 %	Stock
16-Sep-2014	Washington Prime Group Inc	Glimcher Realty Trust	4.3	34.1 %	21.8 %	Cash / Stock
2-Jun-2014	Ventas Inc	American Realty Capital Healthcare Trust, Inc.	2.4	13.9 %	NA	Cash / Stock
9-Dec-2013	Essex Property Trust Inc	BRE Properties, Inc.	6.2	(2.1)%	2.3 %	Cash / Stock
23-Oct-2013	American Rlty Capital Ppty Inc	Cole Real Estate Investments, Inc.	10.9	7.8 %	17.5 %	Cash / Stock
3-Jun-2013	Mid-America Apartment Communities, Inc.	Colonial Properties Trust	4.2	10.7 %	(8.4)%	Stock
28-May-2013	American Rlty Capital Ppty Inc	CapLease, Inc.	2.1	19.7 %	16.9 %	Cash
25-Apr-2013	Brookfield Office Pptys Inc	MPG Office Trust, Inc.	2.1	21.2 %	7.9 %	Cash
Low			**$ 1.3**	**(2.1)%**	**(19.0)%**	
25th Percentile			**$ 2.1**	**8.5 %**	**(5.6)%**	
Mean			**$ 4.1**	**14.6 %**	**5.9 %**	
Median			**$ 3.5**	**14.7 %**	**3.7 %**	
75th Percentile			**$ 5.8**	**19.5 %**	**13.4 %**	
High			**$ 10.9**	**35.3 %**	**57.5 %**	

Source: Company filings, SNL, Thomson Reuters, CapIQ
[1] Total Transaction Size per CapIQ.

Preliminary Financial Analyses of Goldfinch Standalone

23

Goldman Sachs

6/7

Goldfinch Research Analyst Views

INVESTMENT BANKING DIVISION

Broker	Estimate Date	Rating	Price Target	NAV per Share	Primary Valuation Methodology
Bank of America[1]	13-Nov-17	Buy	$ 25.00	$ 25.00	NAV
Barclays	27-Nov-17	Hold	24.00	33.97	NAV, DCF, "sentiment/regression"
BMO Capital Markets	17-Nov-17	Hold	22.00	27.69	NAV, DCF
Boenning & Scattergood	21-Nov-17	Buy	34.50	35.08	NAV
BTIG	20-Nov-17	Buy	28.00	32.26	NAV; FFO multiple
Citibank	17-Nov-17	NA	27.50	29.90	NAV
Deutsche Bank	12-Nov-17	Hold	26.00	NA	NAV
Evercore	26-Nov-17	Hold	23.00	24.17	NAV, DCF
Goldman Sachs[1]	6-Nov-17	Sell	18.00	NA	AFFO multiple
Green Street Advisors[2]	30-Nov-17	Hold	NA	27.65	-
J.P. Morgan	17-Nov-17	Buy	25.00	NA	DCF
Mizuho Securities	20-Nov-17	Hold	23.00	26.50	NAV
RBC Capital Markets	12-Nov-17	Buy	25.00	24.72	NAV
Sandler O'Neill	13-Nov-17	Hold	25.00	25.80	FFO multiple, dividend yield, AFFO yield
Stifel	14-Nov-17	Buy	24.00	29.00	Cap rate
SunTrust	7-Nov-17	Buy	26.00	27.11	NAV
UBS	31-Oct-17	Hold	23.00	NA	NAV
Wells Fargo	12-Nov-17	Hold	23.00	NA	NAV
Low			**$ 18.00**	**$ 24.17**	
Mean			**$ 24.82**	**$ 28.37**	
Median			**$ 25.00**	**$ 27.65**	
High			**$ 34.50**	**$ 35.08**	

Source: Latest available broker research as of 30-Nov-2017
[1] Bank of America and Goldman Sachs recommendations / price targets from prior recent reports (having moved to unrated post transaction announcement).
[2] Not included in IBES / SNL consensus.

Preliminary Financial Analyses of Goldfinch Standalone

24

IV. Preliminary Review of Strategic Alternatives

INVESTMENT BANKING DIVISION

Preliminary Review of Strategic Alternatives

Summary of Alternatives Considered

Alternative	Description	Considerations
1 Selected Asset Sales / JVs	■ Selectively sell interests in higher quality assets ■ Return proceeds to shareholders via share buyback or special dividend	■ Accretive to current public market valuation / Blue Jay offer ■ Universe of potential capital partners for retail real estate in current environment ■ May provide a mark on rest of portfolio more in line with private market valuations ■ Long term impact on Goldfinch enterprise ■ Potential tax leakage
2 Spin-Off	■ Spin-off of lower quality assets into separate vehicle ("SpinCo")	■ Potential for multiple arbitrage given current trading valuations ■ Relative size and cost of capital of SpinCo versus B-mall peers ■ Operational and G&A dis-synergies
3 Sale to Strategic Buyer	■ Sale to an alternate strategic buyer	■ Size of buyer universe, particularly given (a) current cost of capital for mall REITs and (b) Goldfinch's scale ■ Blue Jay's existing ~34% stake in Goldfinch
4 Sale to Financial Buyer	■ Sale to a financial buyer via LBO	■ Sponsor appetite / return expectation for retail real estate in current environment ■ Current financing environment for malls suggests limited ability to add meaningful additional leverage ■ Large equity check required

Preliminary Review of Strategic Alternatives 26

Goldman Sachs | INVESTMENT BANKING DIVISION

1 Illustrative Sale Portfolio
($ in millions)

		At Current Share				Interest Sold							Pro Forma Ownership			
Mall	Sales PSF	Interest	2018E Adj. NOI[1]	Tax Basis	Debt	Interest	2018E Adj. NOI[1]	Illustrative Sale Cap Rate[2]	Sale Value	Tax Basis Used	Debt	Proceeds	Interest	2018E Adj. NOI[1]	Tax Basis	Debt
Ala Moana	$ 1,315	62.5 %	$ 134	$ 1,481	$ 1,133	12.5 %	$ 27	4.25 %	$ 629	$ 629	$ 227	$ 402	50.0%	$ 107	$ 852	$ 906
Woodlands	698	100.0 %	43	713	242	50.0 %	22	5.00 %	434	434	121	313	50.0%	22	278	121
North Star	737	100.0 %	44	529	308	50.0 %	22	5.00 %	437	437	154	283	50.0%	22	92	154
Mall in Columbia	605	100.0 %	45	811	337	50.0 %	23	5.25 %	430	430	169	261	50.0%	23	381	169
Willowbrook	841	100.0 %	44	496	360	50.0 %	22	4.75 %	460	460	180	280	50.0%	22	36	180
Tysons Galleria	1,034	100.0 %	31	652	302	50.0 %	16	4.75 %	327	327	151	176	50.0%	16	325	151
Fashion Place	796	100.0 %	31	358	227	50.0 %	15	5.00 %	309	309	113	195	50.0%	15	50	113
Total			**$ 372**	**$ 5,039**	**$ 2,908**		**$ 146**	**4.81 %**	**$ 3,026**	**$ 3,026**	**$ 1,114**	**$ 1,912**		**$ 226**	**$ 2,014**	**$ 1,794**

Source: Draft Management Projections, Company filings, Goldfinch Management information
[1] 2018E NOI adjusted to exclude one-time items including land sales and lease termination income and does not include Argus assumption of property-level management fee of 3%.
[2] Cap rates based on Goldfinch Management estimates as of June 2017, adjusted for estimated interim cap rate expansion of ~75bps.

Preliminary Review of Strategic Alternatives 27

INVESTMENT BANKING DIVISION

1 Sale of Class A Portfolio

Illustrative Financial Impact
($ in millions, except per share data)

Key Assumptions

- Assumes sale of JV interests as described on prior page
- Goldfinch tax basis applied to gross proceeds on an asset by asset basis
  - Assume tax basis allocated to interest sold such that no tax payable on the sales
- Remaining proceeds applied to share repurchase
  - Shares repurchased at Goldfinch's undisturbed share price
- Illustrative transaction costs of $10mm

Sources & Uses

Sources	
Sale of Mall Portfolio	$ 3,026
Total Sources	**$ 3,026**

Uses	
Mortgage Debt Transferred to Buyer	$ 1,114
Advisor Fees	10
Share Buybacks	1,902
Total Uses	**$ 3,026**

Pro Forma Impact

Pro Forma FFO Accretion / (Dilution)	
2018E FFO	$ 1,439
(-) NOI from Sale Portfolio	(146)
(+) Interest on Sale Portfolio Debt	44
PF 2018E FFO	**$ 1,338**
$ Spent on Share Buybacks	$ 1,902
Share Buyback Price	$ 19.01
Total Shares Repurchased	**100.0**
Diluted Shares Outstanding	968.3
PF Diluted Shares Outstanding	**868.2**
PF 2018E FFO / Share	**$ 1.54**
Status Quo 2018E FFO / Share	**$ 1.49**
Accretion / (Dilution)	**3.7 %**
PF Share Price[1]	$ 19.71
% Change	*3.7 %*
PF Net Debt + Prefs / 2017E EBITDA	8.2 x
Delta From Current	*0.0 x*
PF 2018E AFFO Payout Ratio[1]	75.9 %
Delta From Current	*(2.4)%*

2018E FFO Accretion / Dilution

Asset Sale Cap Rate Increase / (Decrease)	Share Buyback Price: $ 17.00	$ 18.00	$ 19.01	$ 20.00	$ 21.00
(50) bps	7.6 %	6.6 %	5.8 %	5.1 %	4.4 %
(25) bps	6.3 %	5.5 %	4.7 %	4.1 %	3.5 %
0 bps	5.1 %	4.3 %	3.7 %	3.1 %	2.6 %
25 bps	4.0 %	3.3 %	2.7 %	2.2 %	1.7 %
50 bps	3.1 %	2.5 %	1.9 %	1.4 %	1.0 %

% Share Price Uplift

Asset Sale Cap Rate Increase / (Decrease)	PF P / 2018E FFO Multiple: 10.00 x	11.25 x	12.50 x	13.75 x	15.00 x
(50) bps	(17.3)%	(6.9)%	3.4 %	13.7 %	24.1 %
(25) bps	(18.1)%	(7.9)%	2.3 %	12.6 %	22.8 %
0 bps	(19.0)%	(8.8)%	1.3 %	11.4 %	21.6 %
25 bps	(19.7)%	(9.6)%	0.4 %	10.4 %	20.5 %
50 bps	(20.3)%	(10.4)%	(0.4)%	9.5 %	19.5 %

Source: Draft Management Projections, Bloomberg, Goldfinch Management information; Goldfinch share price as of Nov-6 pre-rumor price of $19.01
[1] Assumes constant P / FFO trading multiple and constant dividend per share for illustrative purposes.

Preliminary Review of Strategic Alternatives 28

2 Overview of SpinCo (Class B/B+) Portfolio SpinCo EV ($bn) ~$5 $6.5 $5.0 $4.5 $2.8 GSA GAVą ($bn) NA 7.7 6.3 5.8 3.9 # of Assets 48 119 110 43 28 P / 2018E FFO NA 2.8x 4.6x 10.0x 6.4x GSA Nominal Cap Rate NA 9.2% 8.5% 6.4% 7.0% GSA Implied Cap Rate NA 11.1% 10.4% 8.0% 8.7% Net Debt / 2017E EBITDA² ~8.5x 7.7x 6.2x 6.2x 7.9x 3Q17 Sales PSF $358 $373 $364 $387 $478 3Q17 Occupancy 94.3% 93.1% 92.3% 97.0% 95.5% 2011—2016 SS NOI CAGR NA 1.4% NA 4.2% 2.2% 11% 2% 6% 7% 18% 23% 36% 100% 12% 100% 36% 56% % of Assets¹ 38% 47% 8% A Malls B Malls C Malls Outlets Other 9% 12% 6% 14% 6% 20% 17% 7% 12% 36% 6% 45% 12% 54% 15% 52% 13% Geography¹ 8% 73% 7% 6% 14% 16% 7% 6% 7% 7% 7% 6% GA FL MN 0 2WA TX NC TN KY MO OH CA CO NY SC PA NJ MD VA MI Other Source: Draft Management Projections, Information from Goldfinch Management, Bloomberg, IBES Estimates, Company Filings, and Green Street Advisors; Market data as of 30-Nov-2017 and Green Street Advisors data as of 22-Nov-2017 (latest available) ¹ Figures from Green Street Advisors based on Q2 2017 reporting except for SpinCo. ² SpinCo net debt multiple is calculated as net debt / 2018E NOI. Assumes SpinCo debt is equal to mortgage debt on B / B+ assets. Preliminary Review of Strategic Alternatives 29

Goldman Sachs | INVESTMENT BANKING DIVISION

2 Overview of Goldfinch RemainCo

	RemainCo	Goldfinch (Status Quo)	SIMON	MACERICH	Taubman
EV ($bn)	~$30	$36.7	$89.1	$17.4	$10.0
GSA GAV[1] ($bn)	NA	5.8	111.7	19.9	12.9
# of Assets	79	127	235	55	24
P / 2018E FFO	NA	11.8x	13.3x	15.8x	15.2x
GSA Nominal Cap Rate	NA	5.4%	5.1%	5.0%	4.4%
GSA Implied Cap Rate	NA	6.5%	6.2%	5.5%	5.6%
Net Debt / 2017E EBITDA[2]	~7.5 x	8.2x	4.5x	7.9x	9.5x
3Q17 Sales PSF	$711	$590	$617	$659	$802
3Q17 Occupancy	96.4 %	95.7 %	95.6%	94.3%	93.6%
2011 - 2016 SS NOI CAGR	NA	4.2%	4.3%	4.0%	4.2%

% of Assets[1]


100%
3%
17%
80%
8%
31%
53%
8%
1%
6%
6%
86%
1%
21%
78%
A Malls
B Malls
C Malls
Outlets
Other

Geography[1]


10%
7%
45%
6%
6%
5%
16%
5%
65%
5%
5%
4%
12%
12%
52%
8%
8%
8%
21%
29%
5%
6%
19%
20%
32%
20%
17%
7%
8%
16%
GA FL MN WA TX NC TN KY MO OH CA CO NY SC PA NJ MD VA MI IL NV AZ OR CT Other

Source: Draft Management Projections, Information from Goldfinch Management, Bloomberg, IBES Estimates, Company Filings, and Green Street Advisors; Market data as of 30-Nov-2017 and Green Street Advisors data as of 22-Nov-2017 (latest available)

[1] Figures from Green Street Advisors based on Q2 2017 reporting except for RemainCo. RemainCo assets include class A malls and other assets from Goldfinch (Status Quo).

[2] RemainCo net debt multiple is calculated as net debt / 2018E NOI. Assumes RemainCo debt is equal to Goldfinch Status Quo debt less SpinCo debt (see previous page).

Preliminary Review of Strategic Alternatives 30

2 Spin-Off of Class B/B+ Portfolio Illustrative Financial Impact ($ in millions) Illustrative Pro Forma Financial Build-Up Illustrative Valuation Impact Aggregate Status Quo SpinCo RemainCo Pro Forma Pre-Rumor $ 17,796 2018E Adjusted Real Estate NOI $ 489 $ 1,774 $ 2,263 $ 2,263 $(1,614) $ 15,016 $ 16,182 PF 2018E Adjusted Real Estate NOI $ 489 $ 1,774 $ 2,263 $ 2,263 Implied Cap Rate 9.50% 6.25% 6.75% 6.33 % Implied Real Estate Value $ 5,145 $ 28,381 $ 33,527 $ 35,752 (+) Net Non-Real Estate Assets $ 188 $ 681 $ 868 $ 868 Enterprise Value $ 5,333 $ 29,062 $ 34,395 $ 36,620 (-) Net Debt + Prefs $(4,167) $(14,046) $(18,213) $(18,213) Equity Value $ 1,166 $ 15,016 $ 16,182 $ 18,407 Illustrative Net Valuation Impact $(2,225) Illustrative Net Valuation Impact Per Share $(2.30) Net Debt / 2018E NOI 8.5 x 7.9 x 8.0 x 8.0 x Illustrative Net Valuation Impact Per Share Sensitivity Analysis RemainCo Implied Cap Rate $(2.30) 5.75% 6.00% 6.25% 6.50% 6.75 % Cap 8.5% $ 0.88 $(0.45) $(1.67) $(2.80) $(3.84) 9.0% 0.55 (0.78) (2.00) (3.13) (4.17) Implied Rate 9.5% 0.25 (1.08) (2.30) (3.43) (4.47) $ 1,166 SpinCo 10.0% (0.01) (1.34) (2.56) (3.69) (4.73) 10.5% (0.26) (1.58) (2.80) (3.93) (4.98) SpinCo RemainCo Post-Spin Illustrative Pre-Rumor @ 9.50% @ 6.25% Valuation Value Goldfinch Implied Implied Impact Market Cap Cap Rate Cap Rate Source: Draft Management Projections, Company filings; Market data as of 30-Nov-2017 Note: Assumes: 1) SpinCo includes all properties classified B or B+ per Management and 100% owned, properties valued at market stay at RemainCo; 2) mortgage debt on SpinCo assets travels with SpinCo, unsecured debt remains at RemainCo; 3) Net Non-Real Estate Assets allocated between SpinCo and RemainCo based on share of 2018E NOI for illustrative purposes. Preliminary Review of Strategic Alternatives 31

Goldman Sachs | INVESTMENT BANKING DIVISION

3 Illustrative Sparrow Ability to Pay Analysis

Assumes All-Stock Consideration
($ in millions, except per share data)

Illustrative Assumptions

- All-stock consideration
- Sparrow assumes Goldfinch net debt and preferred equity
- $25-50mm synergies[1]
- $150mm transaction expenses
- Sparrow forecasts based on IBES (FFO) and SNL (AFFO) consensus estimates
- Goldfinch forecasts based on Draft Management Projections
- Sparrow and Goldfinch NAV estimates based on Green Street Advisors

Key Metrics

Offer Price Per Share	**$ 19.01**	**$ 23.00**	**$ 25.00**	**$ 27.00**
Implied Premium to 6-Nov Pre-Rumor Price	**0.0 %**	**21.0 %**	**31.5 %**	**42.0 %**
Pro Forma Ownership				
Current Sparrow Shareholders	76.3 %	72.6 %	70.9 %	69.3 %
Current Public Goldfinch Shareholders	15.7 %	18.1 %	19.3 %	20.4 %
Blue Jay	8.0 %	9.2 %	9.8 %	10.3 %
2018E FFO Accretion / (Dilution)	**1.5 %**	**(3.3)%**	**(5.6)%**	**(7.8)%**
2018E AFFO Accretion / (Dilution)	**(2.3)%**	**(7.0)%**	**(9.2)%**	**(11.3)%**
GSA NAV Accretion / (Dilution)	**2.6 %**	**(2.3)%**	**(4.6)%**	**(6.8)%**
Pro Forma Sparrow Net Debt / LQA EBITDA[2]	5.7 x	5.7 x	5.7 x	5.7 x
Status Quo Sparrow Net Debt / LQA EBITDA[2]	4.8 x	4.8 x	4.8 x	4.8 x

Source: Draft Management Projections, Bloomberg, IBES, Green Street Advisors, SNL Financial, Wall Street Research, Company filings as of 30-Sep-2017; Market data as of 30-Nov-2017
[1] Illustrative estimate per Goldfinch Management; midpoint of $37.5mm used in analysis.
[2] Shown at share.

Preliminary Review of Strategic Alternatives 32

4 Illustrative Sponsor LBO Analysis Assumes Total Debt Financing of 8.6x 2017E EBITDA (In-Line With Current Levels) Illustrative Sources and Uses ($23.00 Offer Price | 21% Premium to Pre-Rumor | 5.7% Entry Cap Rate) Levered IRR Sensitivity Analysis x2017E Sources Amount % Total EBITDA Exit Implied Cap Rate Equity From Sponsor $ 22,314 52.0% 9.9 x Existing Blue Jay Mortgage Debt 16,836 39.3% 7.4 x New Term Loan 2,635 6.1% 1.2 x 9.4% 5.75% 6.00% 6.25% 6.50% 6.75 % Existing Goldfinch Balance Sheet Cash 1,094 2.6% 0.5 x Total Sources $ 42,879 100.0% 19.0 x Rumor 10.0% 10.7% 9.9% 9.1% 8.3% 7.6 % Uses Cost to Purchase Equity $ 22,314 52.0% 9.9 x Assume Existing Mortgage Debt 16,836 39.3% 7.4 x 15.0% 10.0% 9.2% 8.4% 7.6% 6.9 % Retire Existing Secured Term Loan 1,393 3.2% 0.6 x Price Retire Existing Unsecured Debt 776 1.8% 0.3 x to Pre- Share Retire Goldfinch Preferred Equity 302 0.7% 0.1 x Premium 20.0% 9.3% 8.5% 7.7% 6.9% 6.2 % Assume Goldfinch Balance Sheet Cash 1,094 2.6% 0.5 x Illustrative Debt Breakage / Assumption Costs 63 0.1% 0.0 x 25.0% 8.6% 7.8% 7.0% 6.3% 5.6 % Illustrative Transaction Costs 100 0.2% 0.0 x Total Uses $ 42,879 100.0% 19.0 x Illustrative Levered Returns Analysis ($23.00 Offer Price | 21% Premium to Pre-Rumor | 5.7% Entry Cap Rate) Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Returns Analysis 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E Going in Equity Check $(22,314) (+) Distributions $ 0 $ 0 $ 0 $ 296 $ 1,423 $ 1,509 $ 1,818 (+) Equity At Exit 36,150 (-) Cost of Sale (100) Total Levered Cash Flow $(22,314) $ 0 $ 0 $ 0 $ 296 $ 1,423 $ 1,509 $ 37,869 Entry / Exit Cap Rate 5.7% 5.7 % Levered IRR 9.3 % Source: Draft Management Projections, information from Goldfinch Management, Bloomberg, IBES Estimates, Wall Street Research, Company filings Note: Analysis assumes (for illustrative purposes): 1) 20% premium to Goldfinch pre-rumor share price for analysis; 2) exit cap rate equity to entry cap rate; 3) net non-real estate assets used to calculate exit equity value held constant from value as of 30-Sep-2017 (see page 52 for additional detail), except excludes construction in process; 4) all excess cash flow is used to pay down pre-payable debt and is then distributed to equity; 5) illustrative 5% cost of debt on new term loan per GS estimate; 6) no breakage cost on secured term loan, unsecured debt, and secured term loan, and 37.5bps illustrative assumption fee on mortgage debt per GS estimate; 7) $10mm illustrative public company cost savings per year per Goldfinch Management. Preliminary Review of Strategic Alternatives 33

3,4 Potential Interest From Third Parties Potential Strategic Buyers Potential Financial Buyers Other Potential Strategic Partners Selected Potential Equity Partners / Buyers of Individual Assets Preliminary Review of Strategic Alternatives 34

V.Blue Jay Offer Consideration: Factors to Consider

INVESTMENT BANKING DIVISION

Goldman Sachs

Blue Jay Unit Consideration: Factors to Consider

Business Strategy / Portfolio	■ Complex business model; strategy is to be a counter-cyclical investor across multiple asset types and geographies — Portfolio includes riskier, opportunistic investments with a higher return target — Investments are made both on-balance sheet and via funds — Active recycler of assets (portfolio changes meaningfully over time) ■ Portfolio includes the B-mall assets that Goldfinch shareholders voted to spin off in 2011 ■ Blue Jay long-term FFO growth target of 8-11% p.a. vs. 3% 2017-22E CAGR for Goldfinch per Draft Management Projections
Trading	■ Trades at sustained discount to NAV (27% 2-year avg. discount to IFRS NAV) ■ Illiquid stock (0.04% of free float traded each day vs. 0.88% for Goldfinch) ■ Not eligible for inclusion in key Goldfinch indices such as RMZ or S&P 500 under current structure ■ Limited broker research coverage ■ Many of Goldfinch's shareholders are believed to be unable / unwilling to own Blue Jay units
Capital Structure	■ ~47% 3Q 2017 LTV (based on IFRS fair value of assets); 50% long-term target — Goldfinch: ~36% LTV (using Blue Jay IFRS reporting) ■ BBB credit rating ■ ~40% floating rate debt ■ 85% FFO / 127% AFFO 2017E payout ratio — Long-term target: 80% of FFO (5-8% distribution growth vs. 8-11% FFO growth p.a.) — Goldfinch (2017E): 57% FFO / 71% AFFO
Company Structure	■ Bermuda-registered limited partnership, which requires Blue Jay shareholders to file K-1 tax forms each year ■ Blue Jay has indicated that it may consider converting to a REIT or US corporation as a result of the transaction
Management / Governance / Ownership	■ Externally managed via a Master Services Agreement ("MSA") with Blackbird; Blue Jay paid Blackbird $129mm in management fees (5% of Blue Jay's at-share NOI) in 2016 — Fees increase in-line with capitalization and distributions, both of which are largely determined by Blackbird ■ Blackbird has ~62%[1] economic ownership (or ~44%[2] pro forma for the proposed transaction) ■ Blackbird has 100% control (100% owner of Blue Jay GP) over Blue Jay (and its board); Blackbird would retain its substantial control even if it reduced its economic ownership ■ There are no imposed statutory "fiduciary duties" on the GP of a Bermuda limited partnership
Other	■ Higher G&A load at Blue Jay (~130bps higher than Goldfinch YTD as a percentage of revenues)

Source: Company filings, available broker research, Bloomberg, Capital IQ, Draft Management Projections, IBES median consensus estimates, SNL median consensus estimates; Market data as of 10-Nov-2017; undisturbed share prices used (6-Nov-2017 for Goldfinch and 10-Nov-2017 for Blue Jay)

[1] ~69% economic ownership excluding dilution from mandatory convertible preferred units.

[2] Including dilution from mandatory convertible preferred units.

Blue Jay Offer Consideration: Factors to Consider 36

Goldman Sachs | INVESTMENT BANKING DIVISION

Summary of Flowback Considerations

Several factors contribute to the expectation that few of Goldfinch's shareholders are likely to be long-term holders of Blue Jay units under Blue Jay's current structure, with only ~1.6% fund-level overlap currently

1 Fundamental	■ Selective selling by active investors (~47% of Goldfinch's free float) who (i) do not find the investment case of pro forma Blue Jay attractive, or (ii) find Blue Jay divergent from their original investment objective — Factors that these investor will take into account are summarized on the previous page
2 Index	■ Lack of index overlap between Goldfinch and Blue Jay suggests that current index holders of Goldfinch (~40% OS) are likely to be sellers under Blue Jay's current structure — For example, Goldfinch is a constituent in the RMZ and S&P 500, while Blue Jay isn't — Many index providers exclude Blue Jay from their indices on account of its ex-US domicile, PTP structure and/or lack of REIT status (e.g., RMZ) ■ Further, given 2% of Blue Jay's existing unitholders register is comprised of index funds, we would not expect material flow forward unless Blue Jay were added to a new index
3 Corporate Structure	■ Beyond the index funds, certain active fund managers may be unwilling or unable to hold shares in a publicly traded partnership ("PTP") such as Blue Jay — For example, about half of Goldfinch's pension base does not hold PTPs and about two-thirds of Goldfinch's active investors at the fund-level hold PTPs
4 Tax	■ Tax-sensitive shareholders may choose to hold onto the equity consideration if the transaction is tax-deferred, although there are limited retail investor base or other clearly tax sensitive shareholders in Goldfinch's register — Estimated median cost basis Goldfinch's top 25 active mutual and hedge funds is ~$23[1] ■ Partnership structure requires Blue Jay shareholders to file K-1 tax forms each year

Note: Percentages based on % of Goldfinch free float (excluding Brookfield's stake). Please see Appendix C for additional detail.
[1] Per Thomson Reuters. Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases 2010 – present.

Blue Jay Offer Consideration: Factors to Consider 37

Key Public Reference Points ($ in millions, except per share data) Undisturbed Unit Price $23.68 Current Unit Price $21.88 $ 31.51 $ 29.50 $ 26.00 $ 24.96 $ 23.68 $ 23.72 $ 22.64 $ 22.66 $ 21.88 $ 20.61 Undisturbed Current Unit 52-Week 52-Week 3-Month 1-Year 3-Year Blue Jay 3Q Median Analyst Median Analyst Unit Price Price Intraday High Intraday Low VWAP VWAP VWAP IFRS NAV Price Target NAV (10-Nov-2017) Unit Price Unit Price Trading Premium / Discount to Reference Point: Current Unit (7.6)%—(12.3)% 6.2% (7.8)% (3.4)% (3.4)% (30.6)% (15.8)% (25.8)% Price Undisturbed—8.2 (5.1) 14.9 (0.2) 4.6 4.5 (24.8) (8.9) (19.7) Unit Price Source: Blue Jay offer letter dated 11-Nov-2017, Bloomberg, Green Street Advisors, Company filings; Market data as of 30-Nov-2017 unless otherwise stated Blue Jay Offer Consideration: Factors to Consider 38

Trading Valuation Over Time Prem. / (Disc.) to IFRS NAV | Last Two Years (15.0)% Undisturbed¹ 3-M Avg YTD Avg 2-Yr Avg (24.8)% (25.8)% (26.9)% (27.3)% (20.0)% (25.0)% (30.0)% (30.6)% (35.0)% (40.0)% Nov-2015 May-2016 Nov-2016 May-2017 Nov-2017 Source: Bloomberg, Company filings; Market data as of 30-Nov-2017 ¹ Undisturbed as of 10-Nov-2017. Blue Jay Offer Consideration: Factors to Consider 39

Goldman Sachs

Overlap Between Goldfinch and Blue Jay's Non-Blackbird Investors

INVESTMENT BANKING DIVISION

Among all of Vanguard and BlackRock's constituent funds (including ETFs), only 6 Vanguard funds and 11 BlackRock funds hold PTPs

There is Limited Overlap Between Goldfinch and Blue Jay's Firm Level Registers...

			%OS Latest	
Institution	Style	AUM ($bn)	Goldfinch	Blue Jay
Vanguard	Index	2,901.7	15.4	
BlackRock Institutional Trust Company, N.A.	Index	1,932.7	7.2	
State Street Global Advisors (US)	Index	1,217.5	5.8	
Abu Dhabi Investment Authority	Pension	8.5	5.5	
Fidelity	GARP	1,197.2	5.0	1.1
Norges Bank Investment Management (NBIM)	Pension	644.6	4.7	
Cohen & Steers	Sector Specific	55.2	3.7	
T. Rowe Price	GARP	627.7	3.3	
CBRE Clarion Securities, L.L.C.	Sector Specific	12.6	2.9	
Morgan Stanley IM (US)	GARP	64.5	2.8	0.0
PGGM Vermogensbeheer B.V.	Pension	66.2	2.7	
Invesco Advisers, Inc.	GARP	193.8	2.4	0.1
Future Fund Board of Guardians	Pension	0.5	2.0	1.7
Lasalle Investment Management Securities, LLC	Sector Specific	8.0	1.9	
Deutsche Asset & Wealth Management	Sector Specific	15.0	1.5	
Dimensional Fund Advisors	Quantitative	382.3	1.4	
Fidelity Institutional Asset Management	GARP	77.3	1.3	3.1
Nuveen LLC	Pension	311.6	1.2	
Alyeska Investment Group, L.P.	Hedge Fund	11.2	1.2	
Geode Capital Management, L.L.C.	Index	305.6	1.2	
Daiwa Asset Management Co., Ltd.	GARP	66.1	1.2	
CenterSquare Investment Management, Inc.	Sector Specific	7.2	1.1	
Northern Trust Investments, Inc.	Index	242.9	1.1	
Legal & General Investment Management Ltd.	Index	207.6	0.9	
Charles Schwab Investment Management, Inc.	Index	141.2	4.9	
Top 25 Institutional Goldfinch Holders			**82.2 %**	
% of Goldfinch Held by Top 25 Institutional Goldfinch Holders with Blue Jay Holdings			**13.5 %**	
% of Blue Jay Held by Top 25 Institutional Goldfinch Holders with Blue Jay Holdings				**6.0 %**
% of Goldfinch Held by All Institutional Goldfinch Holders with Blue Jay Holdings			**14.0 %**	
% of Blue Jay Held by All Institutional Goldfinch Holders with Blue Jay Holdings				**36.1 %**

...And Even Less Overlap Between Goldfinch and Blue Jay's Fund Level Registers

			%OS Latest	
Fund	Style	AUM ($bn)	Goldfinch	Blue Jay
Fidelity US REIT Mother Fund	Other	12.8	1.5	
T. Rowe Price Real Estate Fund	Sector Specific	5.9	1.3	
Alyeska Investment Group, L.P.	Hedge Fund	11.2	0.8	
Fidelity Real Estate Investment Portfolio	Sector Specific	4.1	0.7	
DFA Real Estate Securities Portfolio	Quantitative	8.1	0.6	
Nuveen Real Estate Securities Fund	Sector Specific	3.9	0.5	
Cohen & Steers Realty Shares, Inc.	Sector Specific	4.6	0.5	
Cohen & Steers Real Estate Securities Fund	Sector Specific	4.1	0.5	
JPMorgan Mid Cap Value Fund	Value	18.6	0.4	
Signature High Income Fund	Income	3.1	0.3	0.8
Voya Global Real Estate Fund - US	Sector Specific	2.3	0.3	
Cohen & Steers Institutional Realty Shares, Inc.	Sector Specific	2.7	0.3	
T. Rowe Price Real Assets Fund	Other	3.2	0.3	
Asset Management One USA Inc.	Hedge Fund	40.6	0.3	
CREF Stock Account	Growth	123.2	0.3	
Lord Abbett Affiliated Fund	Income	6.7	0.2	
Fidelity Value Fund	GARP	8.3	0.2	
Morgan Stanley Instl Global Real Estate Portfolio	Income	1.4	0.2	
TIAA-CREF Real Estate Securities Fund	Income	2.0	0.2	
Fidelity Balanced	Income	20.9	0.2	
Fidelity Series Real Estate Equity Fund	Other	1.2	0.2	
Fidelity Stock Selector Large Cap Value	Value	9.2	0.2	
Met Investors Series - Clarion Global Real Estate Portfolio	Sector Specific	1.4	0.2	
Fidelity Canadian Disciplined Fund	Value	1.9	0.2	0.6
Morgan Stanley Institutional U.S. Real Estate Portfolio	Sector Specific	0.6	0.2	
Top 25 Active Goldfinch Holders			**10.5 %**	
% of Goldfinch Held by Top 25 Fund Goldfinch Holders with Blue Jay Holdings			**0.5 %**	
% of Blue Jay Held by Top 25 Fund Goldfinch Holders with Blue Jay Holdings				**1.4 %**
% of Goldfinch Held by All Fund Goldfinch Holders with Blue Jay Holdings			**1.5 %**	
% of Blue Jay Held by All Fund Goldfinch Holders with Blue Jay Holdings				**8.9 %**

Source: Thomson ownership, shareholder data as of Q2 '17 and subsequent 13D / G filings, Company filings
Note: Excludes Brookfield Asset Management. Highlighted investors own both Goldfinch and Blue Jay.

Blue Jay Offer Consideration: Factors to Consider 40

VI. Negotiating with Blue Jay: Tactical Considerations

Premia in Precedent Situations with Significant Shareholders The average total increase in offer price from initial offer price to final offer is 7% (across all deals) / 15% (across deals with bumps) Criteria Average Premia US targets Average Premium of Initial Offer¹ 23.0% 2005 to Present Average Total Increase in Offer Price 7.2 % Acquiror ownership of Target >15%, <50% Average Premium of Final Offer¹ 31.3 % Completed or pending Number of Deals with Bumps 14 / 36 transactions 36 transactions in Average No. of Price Bumps for Deals with Bumps 1.6 total Source: Thomson Reuters ¹ Premium calculations are determined using the offer price relative to the undisturbed price (T-1). Negotiating with Blue Jay: Tactical Considerations 42

Assessment of Current Market Expectations Probability-Implied Price Bump (30-Mar-18 Close) Implied Price Bump Over Time2 15.0 % Implied Bid Value 14.2% $24.50 14.0 % Current 13.3 % Goldfinch 11.1% Bump to Price Current Bid 13.0% 12.8% 12.8% $23.50 12.1 % Revert to 12.0% 11.9 % Undisturbed Value $19.31 11.1% 11.0 % Assumed Current Implied % Bump to Probability of Deal Bid Value Current Bid Value 95.0% $ 23.49 6.4% 10.0% 9.7% 9.9% 9.8% 90.0% $ 23.79 7.8% 9.3% 85.0% $ 24.12 9.3% 9.0% 80.0% $ 24.50 11.1% 9.0% 75.0% $ 24.94 13.0% 8.4% 70.0% $ 25.43 15.3% 65.0% $ 26.01 17.9% 8.0% 11/13 11/15 11/17 11/21 11/24 11/28 11/30 Source: Bloomberg; market data as of 30-Nov-17 Goldfinch $ 24.05 $ 23.85 $ 23.66 $ 23.35 $ 23.35 $ 23.35 $ 23.50 Note: (1) Undisturbed value calculated as close price on undisturbed date, 06-Nov-17, Price: adjusted for S&P performance through 30-Nov-17. (2) Current Blue Jay bid valued at $22.06 per Goldfinch share. (3) Assumes 50/50 cash stock split. Implied $ 22.27 $ 22.09 $ 22.29 $ 22.40 $ 22.25 $ 22.06 2 Assumes constant probability of deal close (80%), and closing date of 30-Mar-18. Offer Price: $ 22.36 Negotiating with Blue Jay: Tactical Considerations 43

Blue Jay Proposal: Preliminary General Questions Increasing Financing the Cash Component A Planned source(s) for cash component of the current proposal ($7.4bn) B Additional Blue Jay capacity to increase cash component of the offer C Blue Jay’s ability to access third party capital Attractiveness of Owning Blue Jay Units A Business strategy for Goldfinch assets and for the combined company B Leverage strategy / target for the combined company C Blue Jay’s strategy to reduce discount to NAV D Plans to simplify the business model E Consideration of REIT conversion / corporate structure given Goldfinch shareholder base If stock is received as consideration, significant reverse due diligence will be required Negotiating with Blue Jay: Tactical Considerations 44

Blue Jay Cash Consideration: Potential Funding Alternatives Total funding task of ~$7.4bn based on $23 offer price and 50% cash component Financing Alternatives 1 Third party equity partner(s) investment in Goldfinch — “Club” deal 2 Blackbird equity 3 Public equity offering at Blue Jay / public equity offering at Blackbird 4 Fund (LP) capital 5 Asset sales / joint ventures — Goldfinch assets or other Blue Jay assets 6 Issue debt — Asset-level mortgage financing, or unsecured debt at the parent level 7 Preferred equity or convertible debt instrument or other structured security Negotiating with Blue Jay: Tactical Considerations 45

Goldman Sachs | INVESTMENT BANKING DIVISION

Preliminary Blue Jay Accretion / Dilution and Incremental Capacity to Pay

Based on Wall Street Research Estimates for Blue Jay

Further information from Blue Jay is needed to diligence and analyze their offer – which Blue Jay indicated would be accretive to FFO

	Current Offer - $22.06 Per Share	Illustrative 10% Offer Increase - $24.27 Per Share: All - Cash Increase	50% Cash / 50% Unit Increase	70% Cash / 30% Unit Total Consideration
Value of All-Cash Offer	$ 23.00	$ 27.45	$ 25.20	$ 24.27
Exchange Ratio	0.9656 x	0.9640 x	1.0665 x	1.1092 x
Value of All-Unit Offer	$ 21.13	$ 21.09	$ 23.34	$ 24.27
Blended Offer Value	**$ 22.06**	**$ 24.27**	**$ 24.27**	**$ 24.27**
% Cash / Units	52% / 48%	57% / 43%	52% / 48%	70% / 30%
Total Cash ($mm)	$ 7,391	$ 8,834	$ 8,112	$ 10,936
Total Units ($mm)	$ 6,789	$ 6,789	$ 7,511	$ 4,687
2018E FFO / Unit Accretion	**(9.7)%**	**(14.4)%**	**(14.5)%**	**(14.0)%**
2018E AFFO / Unit Accretion	**(16.3)%**	**(22.7)%**	**(21.9)%**	**(25.4)%**
NAV / Unit Accretion	**0.2 %**	**(3.2)%**	**(3.8)%**	**(1.3)%**
Net Debt / LQA EBITDA (Including Synergies)	*13.0 x*	*13.2 x*	*13.1 x*	*13.7 x*

Source: Draft Management Projections, Bloomberg, SNL Financial, IBES, Wall Street Research, Company filings; Market data as of 30-Nov-2017

Note: Assumes: 1) Blue Jay finances the cash portion of the consideration with 50% new Blue Jay debt and 50% third party equity (direct equity investment in Goldfinch); 2) illustrative $150mm of acquisition costs, financed with new debt at Blue Jay; 3) 60bps illustrative debt issuance costs for Blue Jay, financed with new debt at Blue Jay; 4) illustrative 6.5% interest rate on new Blue Jay debt per GS estimate based on current cost of Blue Jay preferred equity; 5) illustrative synergies of $10mm per Goldfinch Management; 6) estimated ~$135 mm (at current offer price of $22.06 per share) of increased payments under the Blackbird MSA (see page 66 for additional detail on MSA payments to Blackbird); 7) Goldfinch pro forma FFO / AFFO / EBITDA contribution based on Draft Management Projections, which are GAAP based, whereas Blue Jay projections are based on IFRS (historically, the difference between Goldfinch GAAP EBITDA at share and IFRS EBITDA at share is approximately 2%).

Negotiating with Blue Jay: Tactical Considerations 46

Goldfinch Analysis at Various Prices ($ in millions, except per share data) Blue Jay Offer Pre-Rumor Current 6-Nov-17 30-Nov-17 $ 19.01 $ 23.50 $ 22.06 $ 23.00 $ 24.00 $ 25.00 $ 26.00 $ 27.00 $ 28.00 $ 29.00 $ 30.00 Premium to: Pre-Rumor Share Price as of 06-Nov-17 ($19.01) 0.0% 23.6% 16.1% 21.0% 26.2% 31.5% 36.8% 42.0% 47.3% 52.6% 57.8% 52-Week Intraday High Share Price ($27.10 on 15-Nov-16)ą (29.9) (13.3) (18.6) (15.1) (11.4) (7.7) (4.1) (0.4) 3.3 7.0 10.7 52-Week Intraday Low Share Price ($18.83 on 03-Nov-17)ą 1.0 24.8 17.2 22.1 27.5 32.8 38.1 43.4 48.7 54.0 59.3 3-Month VWAP ($20.95) (9.2) 12.2 5.3 9.8 14.6 19.4 24.1 28.9 33.7 38.5 43.2 1-Year VWAP ($23.13) (17.8) 1.6 (4.6) (0.6) 3.8 8.1 12.4 16.7 21.1 25.4 29.7 3-Year VWAP ($25.89) (26.6) (9.2) (14.8) (11.2) (7.3) (3.4) 0.4 4.3 8.1 12.0 15.9 Blue Jay 3Q IFRS Valuation of Goldfinch (~$30) (36.6) (21.7) (26.5) (23.3) (20.0) (16.7) (13.3) (10.0) (6.7) (3.3) 0.0 GSA NAV ($27.65 on 30-Nov-17) (31.2) (15.0) (20.2) (16.8) (13.2) (9.6) (6.0) (2.3) 1.3 4.9 8.5 SNL Consensus NAV ($27.05 on 30-Nov-17) (29.7) (13.1) (18.4) (15.0) (11.3) (7.6) (3.9) (0.2) 3.5 7.2 10.9 Diluted Shares Outstanding 968.3 970.4 969.7 970.2 970.6 971.1 971.5 971.9 972.3 972.7 973.1 Implied Equity Value $ 18,407 $ 22,805 $ 21,396 $ 22,314 $ 23,295 $ 24,277 $ 25,258 $ 26,242 $ 27,225 $ 28,208 $ 29,192 Draft Management Projections Implied 2018 P / FFO 12.8 x 15.8 x 14.9 x 15.5 x 16.2 x 16.9 x 17.5 x 18.2 x 18.9 x 19.6 x 20.2 x Implied 2019 P / FFO 12.5 15.5 14.5 15.1 15.8 16.5 17.1 17.8 18.4 19.1 19.7 Implied 2018 P / AFFO 17.0 21.0 19.7 20.5 21.4 22.3 23.2 24.1 25.0 25.9 26.8 Implied 2019 P / AFFO 16.2 20.0 18.8 19.5 20.4 21.2 22.1 22.9 23.8 24.6 25.5 Add: Net Debt $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 $ 17,910 Add: Preferred Stock 303 303 303 303 303 303 303 303 303 303 303 Implied Enterprise Value $ 36,620 $ 41,018 $ 39,609 $ 40,527 $ 41,509 $ 42,490 $ 43,471 $ 44,455 $ 45,438 $ 46,421 $ 47,405 Draft Management Projections Implied EV / 2018E EBITDA 16.5 x 18.5 x 17.8 x 18.3 x 18.7 x 19.1 x 19.6 x 20.0 x 20.5 x 20.9 x 21.4 x Implied EV / 2019E EBITDA 16.1 18.0 17.4 17.8 18.2 18.7 19.1 19.5 20.0 20.4 20.8 Less: Non-Real Estate AssetsË› $(868) $(868) $(868) $(868) $(868) $(868) $(868) $(868) $(868) $(868) $(868) Implied Real Estate Value $ 35,752 $ 40,150 $ 38,740 $ 39,659 $ 40,640 $ 41,622 $ 42,603 $ 43,586 $ 44,570 $ 45,553 $ 46,536 Implied Nominal Cap Rate³ 6.33% 5.64% 5.84% 5.71% 5.57% 5.44% 5.31% 5.19% 5.08% 4.97% 4.86 % Source: Draft Management Projections, Bloomberg, Company filings; Market data as of 30-Nov-2017 unless otherwise specified ¹ Based on 52-week period through the undisturbed (pre-rumor) date of 6-Nov-2017. ² See page 52 for calculation Net Non-Real Estate Assets. ³ Calculated based on 2018E Adjusted Real Estate NOI. See page 52 for calculation of Adjusted Real Estate NOI. Negotiating with Blue Jay: Tactical Considerations 47

VII. Response Alternatives

Goldman Sachs

Possible Responses to Blue Jay

Range of Alternatives

INVESTMENT BANKING DIVISION

Goldfinch Responses	Rationale	Considerations	Potential Blue Jay Reactions
1 "No. We're not for sale"	■ Signals that the proposal is not a starting point for a negotiation ■ Appropriate even if Special Committee decides to pursue alternative strategy vs. status quo	■ Goldfinch would likely make response public ■ Will likely result in press / shareholder scrutiny, potentially requiring Goldfinch to provide additional visibility on standalone business plan	■ Walk away ■ Pursue alternative means of communication (e.g. approach other Goldfinch shareholders / agitate)
2 "Not at this price"	■ Signals to Blue Jay that Goldfinch may be open to a transaction at the "right" price / consideration mix	■ Blue Jay will perceive as an invitation to re-bid ■ Lack of additional information provided may draw out process	■ Walk away ■ Probe for more information ■ Improve / revise terms to meet expectations ■ Escalation
3 Counteroffer	■ Signals seriousness in pursuing transaction	■ Places a cap on potential transaction price ■ Risks termination of negotiations if deemed unattainable or over-reaching	■ Walk away ■ Improve / revise terms to meet or get closer to expectations ■ Escalation
4 Sign a Confidentiality Agreement / Standstill and Begin Bilateral Negotiations	■ Demonstrates willingness to transact ■ Provides opportunity for buyer / partners due diligence to enhance price and terms	■ May be more challenging to get Blue Jay to increase offer ■ If negotiations become public, creates strong expectations that a transaction will take place ■ In light of Blue Jay's 13D position, public disclosure may be required	■ Sign confidentiality agreement / standstill ■ Probe for more information / pursue alternative means of communication
5 Establish Broader Auction	■ May maximize shareholder value if there is real competition	■ Level of interest from alternative buyers today and Blue Jay's existing stake ■ Difficult to reverse course	■ Walk away ■ Participate in process

49

Possible Responses to Blue Jay Response Script Goldfinch Responses Sample Script “The Special Committee has examined your proposal with our advisors and is not interested. We are 1 “No. We’re not for pursuing our independent strategy and your proposal does nothing to make us want to go in another sale” direction.” “The Special Committee has examined your proposal and determined that your proposal is not 2 “Not at this price” acceptable. However, we would be willing to engage in further discussions at a higher offer price with a larger cash component.” “The Special Committee has examined your proposal and determined that your proposal is not 3 Counteroffer acceptable. However, if the offer was $XX.00 per share and included a larger cash component, we would be willing to sit down and talk. Otherwise, we are not interested.” Sign a Confidentiality “We have examined the proposal with our advisors and determined that your proposal is not acceptable. 4 Agreement / Having said that, we would be willing to engage in further discussions if you agree to a confidentiality Standstill and Begin Bilateral Negotiations agreement / standstill as this will help you improve your offer “The Special Committee has examined your proposal and determined that your proposal is not Establish Broader acceptable. However, the Special Committee intends to explore other strategic alternatives, including a 5 Auction sale of the business. We plan to contact other potential buyers, and encourage you to consider a more competitive offer.” 50

Appendix A: Supporting Financial Analysis

Goldman Sachs

Goldfinch Illustrative Net Asset Value Calculation
($ in millions, except per share data)

INVESTMENT BANKING DIVISION

	Amount
6-Nov-2017 Pre-Rumor Share Price	$ 19.01
Diluted Shares Outstanding (mm)	968.28
Market Cap ($mm)	**$ 18,407**
(+) Secured Debt at Share	$ 18,229
(+) Unsecured Debt at Share	776
(+) 6.375% Preferred Stock	250
(+) Convertible Preferred Units and Other Preferred Stock	53
(-) Cash and Cash Equivalents at Share	(1,094)
Enterprise Value	**$ 36,620**
Tangible Non-Real Estate Assets	
Construction in progress	$(657)
Accounts receivable	(415)
Deferred expenses	(467)
Prepaid expenses and other assets	(682)
Notes receivable	(421)
Management fee[1]	(104)
Tangible Non-Real Estate Liabilities	
Accounts payable and accrued expenses	$ 1,226
Dividends payable	647
Deferred tax liablities	5
Value of Operating Real Estate	**$ 35,752**
2018E Same Store NOI	$ 2,302
(-) Land Sales	(3)
(+) Lease Termimation Income	15
(+) Other Non-Same Store Income	18
(-) Property Level Management Fee[2]	(70)
2018E Adjusted Real Estate NOI	**$ 2,263**
Implied Cap Rate	**6.3 %**

Source: Draft Management Projections, Company filings, Green Street Advisors; Market data as of 6-Nov-2017
[1] Per Green Street Advisors as of Nov-2017.
[2] Assumes 3% management fee applied to Same Store NOI less Land Sales and plus Other Non-Same Store Income .

Supporting Financial Analysis 52

INVESTMENT BANKING DIVISION

Goldman Sachs

Common Stock Comparison

Sorted by 2018E FFO Multiple
($ in millions, except per share data)

Company	Closing Price 30-Nov-2017	% of 52 Week High	Dividend Yield	Equity Market Cap (1)	Enterprise Value (1)	Net Debt / EV	Net Debt / 2017E EBITDA	EBITDA Multiples (2) 2018	EBITDA Multiples (2) 2019	FFO Multiples (2) 2018	FFO Multiples (2) 2019	Implied Cap Rate (3)	Prem. to NAV (3)
Goldfinch - All Cash Offer (4)	**$ 23.00**	**86.4 %**	**3.8 %**	**$ 22,314**	**$ 40,527**	**44.2 %**	**8.0 x**	**17.7 x**	**17.4 x**	**14.3 x**	**13.7 x**	**5.7 %**	**(16.8)%**
Goldfinch - All Unit Offer (4)	**$ 21.13**	**79.3 %**	**4.2**	**20,477**	**38,690**	**46.3**	**8.0**	**16.9**	**16.6**	**13.2**	**12.6**	**6.0**	**(23.6)**
Goldfinch - 50/50 Cash Unit Offer (4)	**$ 22.06**	**82.9 %**	**4.0**	**21,396**	**39,609**	**45.2**	**8.0**	**17.3**	**17.0**	**13.7**	**13.1**	**5.8**	**(20.2)**
Goldfinch - Pre-Rumor (6-Nov-17) (4)	**$ 19.01**	**71.4 %**	**4.6**	**18,407**	**36,620**	**48.9**	**8.0**	**16.0**	**15.8**	**11.8**	**11.3**	**6.5**	**(31.2)**
Blue Jay - Current (5)	**$ 21.88**	**87.7 %**	**4.2**	**17,251**	**50,737**	**63.1**	**13.3**	**20.3**	**20.0**	**14.5**	**13.8**	**NA**	**(25.8)**
Blue Jay Undisturbed (10-Nov-17) (5)	**$ 23.68**	**94.9 %**	**3.9**	**18,543**	**52,040**	**61.5**	**13.3**	**20.9**	**20.5**	**15.7**	**15.0**	**NA**	**(19.7)**
Goldfinch Peers													
Macerich	$ 64.75	88.3 %	4.6 %	$ 9,843	$ 17,442	43.6 %	7.9 x	18.4 x	17.9 x	15.8 x	15.4 x	5.5 %	(15.5)%
Taubman Centers	58.69	76	4.3	5,074	10,009	45.7	8.8	18.5	17.2	15.2	14.9	5.6	(33.4)
Simon Property Group	161.75	86	4.5	59,244	89,142	33.5	4.5	13.4	13.3	13.3	12.8	6.2	(23.2)
Peers - High		88.3 %	4.6 %	$ 59,244	$ 89,142	45.7 %	8.8 x	18.5 x	17.9 x	15.8 x	15.4 x	6.2 %	(15.5)%
Peers - Mean		84	4.4	24,720	38,864	40.9	7.1	16.8	16.1	14.8	14.3	5.8	(24.0)
Peers - Median		86	4.5	9,843	17,442	43.6	7.9	18.4	17.2	15.2	14.9	5.6	(23.2)
Peers - Low		76	4.3	5,074	10,009	33.5	4.5	13.4	13.3	13.3	12.8	5.5	(33.4)

[1] *Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.*
[2] *Sources: Projected EBITDA and FFO are based on IBES median estimates. All research estimates have been calendarized to December.*
[3] *Per Green Street Advisors.*
[4] *Pro Forma for the exercise of warrants by Blue Jay, ADIA and Future Fund.*
[5] *Pro Forma for the exercise of Goldfinch warrants.*

Supporting Financial Analysis 53

Same Store NOI Growth Goldfinch vs. Peers | Last Five Years 8.0% Goldfinch Historical / GSA Projection Goldfinch Historical / Draft Management Projections 7.0% MAC Historical / GSA Projection 6.0% SPG Historical / GSA Projection TCO Historical / GSA Projection 5.0% 4.4% 4.0% 3.2% 3.0% 3.0% 3.0% 3.0% 2.0% 1.0% 0.0% 2012A 2013A 2014A 2015A 2016A 2017E 2018E 2019E 2020E GSA Implied Cap Rates (Average) 2012 2013 2014 2015 2016 YTD Goldfinch 5.6% 5.6% 5.5% 5.2% 5.3% 6.0% MAC 5.7% 5.5% 5.4% 4.7% 4.9% 5.7% SPG 5.2% 5.2% 5.2% 5.0% 5.0% 5.9% TCO 5.2% 5.4% 5.4% 5.0% 5.0% 5.5% Source: Green Street Advisors, Company Filings, Draft Management Projections; Green Street Advisors data as of 22-Nov-2017 (latest available) Supporting Financial Analysis 54

INVESTMENT BANKING DIVISION

Goldfinch Analyst Estimates and Company Guidance

Broker	Estimate Date	Rating	Target Price	NAV per Share	2017E AFFO / Sh	2018E AFFO / Sh	2019E AFFO / Sh	2017E FFO / Sh	2018E FFO / Sh	2019E FFO / Sh	2017E DPS	2018E DPS	2019E DPS
Bank of America[1]	13-Nov-17	Buy	$ 25.00	$ 25.00	$ 1.23	$ 1.40	$ 1.50	$ 1.56	$ 1.62	$ 1.73	$ 1.14	$ 0.90	$ 0.94
Barclays	27-Nov-17	Hold	24.00	33.97	1.55	1.57	1.69	1.24	1.24	1.36	0.84	0.89	0.93
BMO Capital Markets	17-Nov-17	Hold	22.00	27.69	1.26	1.34	NA	1.56	1.63	NA	0.90	0.99	NA
Boenning & Scattergood	21-Nov-17	Buy	34.50	35.08	1.30	1.35	NA	1.56	1.62	NA	0.88	0.90	NA
BTIG	20-Nov-17	Buy	28.00	32.26	NA	NA	NA	NA	NA	NA	NA	NA	NA
Citibank	17-Nov-17	NA	27.50	29.90	NA	NA	NA	NA	NA	NA	NA	NA	NA
Deutsche Bank	12-Nov-17	Hold	26.00	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Evercore	26-Nov-17	Hold	23.00	24.17	1.18	1.27	NA	1.55	1.64	NA	0.90	0.96	NA
Goldman Sachs[1]	6-Nov-17	Sell	18.00	NA	NA	NA	NA	1.59	1.61	1.67	NA	NA	NA
Green Street Advisors[2]	30-Nov-17	Hold	NA	27.65	1.12	1.19	1.27	1.57	1.67	1.77	NA	NA	NA
J.P. Morgan	17-Nov-17	Buy	25.00	NA	1.24	1.24	NA	1.58	1.62	NA	0.88	0.92	NA
Mizuho Securities	20-Nov-17	Hold	23.00	26.50	1.18	1.24	1.29	1.55	1.60	1.65	NA	NA	NA
RBC Capital Markets	12-Nov-17	Buy	25.00	24.72	1.17	1.25	1.30	1.54	1.60	1.66	0.88	0.90	0.93
Sandler O'Neill	13-Nov-17	Hold	25.00	25.80	1.09	1.11	NA	1.57	1.56	NA	NA	NA	NA
Stifel	14-Nov-17	Buy	24.00	29.00	NA	NA	NA	NA	NA	NA	NA	NA	NA
SunTrust	7-Nov-17	Buy	26.00	27.11	1.20	1.27	1.35	1.57	1.61	1.68	0.88	0.88	0.88
UBS	31-Oct-17	Hold	23.00	NA	1.33	1.34	1.39	1.56	1.63	1.68	0.90	0.97	1.04
Wells Fargo	12-Nov-17	Hold	23.00	NA	NA	NA	NA	1.56	1.59	NA	NA	NA	NA
Median			**$ 25.00**	**$ 27.65**	**$ 1.22**	**$ 1.27**	**$ 1.35**	**$ 1.56**	**$ 1.62**	**$ 1.68**	**$ 0.88**	**$ 0.90**	**$ 0.93**
IBES Consensus			**NA**	**NA**	**NA**	**NA**	**NA**	**1.58**	**1.61**	**1.68**	**0.88**	**0.92**	**0.96**
SNL Consensus			**NA**	**27.05**	**1.22**	**1.30**	**1.33**	**1.56**	**1.61**	**1.68**	**0.90**	**0.96**	**0.99**

FFO / Share Estimates Over Time[3]


$2.00
$1.80
$1.60
$1.40
Jan-17
Mar-17
May-17
Jul-17
Sep-17
Nov-17
$1.68
2019E
$1.61
2018E
$1.57
2017E
2017E
2018E
2019E

Company Guidance (FY2017)

- At FY 2016 results:
  - FY 2017 FFO per share guidance of $1.56 – $1.61
  - FY 2017 SS NOI growth of 4.0% – 4.5%
- At 1Q 2017 results:
  - Narrowed FFO per share guidance to $1.56 – $1.60
  - Lowered SS NOI guidance; 2H guidance of 3% – 4%
- At 2Q 2017 results:
  - Maintained existing FFO and SS NOI guidance
- At 3Q 2017 results:
  - Q4 FFO guidance implied FY FFO per share of $1.55 – $1.57
  - Q4 SS NOI growth of 2.5% (effectively lowering 2H guidance given 2.0% growth reported for 3Q)

Source: Bloomberg, IBES Estimates, company documents, and available broker research ; Market data as of 30-Nov-2017
[1] Bank of America and Goldman Sachs recommendations / price targets from prior recent reports (having moved to unrated post transaction announcement).
[2] Not included in IBES / SNL consensus.
[3] Median FFO / Share estimates include anonymous sources.

Supporting Financial Analysis
55

Goldfinch Cost of Equity Goldfinch Cost of Equity¹ Beta Over Time (Last 2 Years)² Risk Free Rate 2.49% 0.90 Equity Risk Premium 6.90 % Levered Beta (Undisturbed) 0.74 Cost of Equity 7.60% 0.80 0.78 Cost of Equity 0.74 7.00% 7.25% 7.60% 7.75% 8.00% 0.71 Equity Beta 0.65 0.69 0.74 0.76 0.80 0.70 0.68 Beta of Comparable Companies¹ Historical Implied Beta 0.60 Comparable Equity Debt to Cost of Company Beta Cap Asset Beta Equity Macerich 0.70 43.7% 0.47 7.34 % Simon Property Group 0.67 34.3% 0.50 7.11% 0.50 Taubman Centers 0.73 48.9% 0.45 7.52 % Low 0.67 34.3% 0.45 7.11 % Mean 0.70 43.7% 0.47 7.34 % Median 0.70 43.7% 0.47 7.34 % High 0.73 48.9% 0.50 7.52% 0.40 0.30 Nov-2015 May-2016 Nov-2016 May-2017 Nov-2017 Goldfinch SPG MAC TCO Source: Capital IQ, public filings, Axioma Historical Betas and Ibbotson. Market data as of 30-Nov-2017 unless otherwise stated Note: Risk free rate represents current yield on US government 20-yr bond; Equity risk premium as calculated by Ibbotson; Goldfinch levered historical beta per Axioma. ¹ Beta shown as of pre-rumor date of 6-Nov-2017. ² Axioma historical beta. Calculated based on weekly price change of a security relative to weekly price change of the appropriate local index over two year period. Supporting Financial Analysis 56

Goldman Sachs

Illustrative Sparrow Ability to Pay Analysis Assumes All-Stock Consideration
($ in millions, except per share data)

INVESTMENT BANKING DIVISION

Offer Price Per Share	$ 19.01	$ 23.00	$ 25.00	$ 27.00
Implied Premium to 6-Nov Pre-Rumor Price	0.0 %	21.0 %	31.5 %	42.0 %
Sources				
Value of Sparrow Shares Issued to Goldfinch Shareholders	$ 18,407	$ 22,314	$ 24,277	$ 26,242
Existing Goldfinch Net Debt	18,213	18,213	18,213	18,213
New Debt for Transaction Costs	150	150	150	150
Total Sources	**$ 36,770**	**$ 40,677**	**$ 42,639**	**$ 44,604**
Uses				
Purchase Goldfinch Equity	$ 18,407	$ 22,314	$ 24,277	$ 26,242
Assume Goldfinch Net Debt	18,213	18,213	18,213	18,213
Total Transaction Costs	150	150	150	150
Total Uses	**$ 36,770**	**$ 40,677**	**$ 42,639**	**$ 44,604**
Pro Forma Ownership				
% Ownership in Sparrow by Sparrow Shareholders	76.3 %	72.6 %	70.9 %	69.3 %
% Ownership in Sparrow by Goldfinch Public Shareholders	15.7 %	18.1 %	19.3 %	20.4 %
% Ownership in Sparrow by Blue Jay	8.0 %	9.2 %	9.8 %	10.3 %
FFO Accretion / (Dilution)				
Sparrow 2018E Consensus FFO / Share	**$ 12.16**	**$ 12.16**	**$ 12.16**	**$ 12.16**
Sparrow 2018E Consensus FFO	4,452	4,452	4,452	4,452
Goldfinch 2018E FFO	1,439	1,439	1,439	1,439
Estimated Synergies	38	38	38	38
Interest Expense on New Debt	(3)	(3)	(3)	(3)
Pro Forma 2018E FFO	**$ 5,925**	**$ 5,925**	**$ 5,925**	**$ 5,925**
Pro Forma 2018E FFO / Share	**$ 12.34**	**$ 11.75**	**$ 11.48**	**$ 11.21**
2018E FFO Accretion / (Dilution)	**1.5 %**	**(3.3)%**	**(5.6)%**	**(7.8)%**
AFFO Accretion / (Dilution)				
Sparrow 2018E Consensus AFFO / Share	**$ 10.92**	**$ 10.92**	**$ 10.92**	**$ 10.92**
Sparrow 2018E Consensus AFFO	4,000	4,000	4,000	4,000
Goldfinch 2018E AFFO	1,088	1,088	1,088	1,088
Estimated Synergies	38	38	38	38
Interest Expense on New Debt	(3)	(3)	(3)	(3)
Pro Forma 2018E AFFO	**$ 5,122**	**$ 5,122**	**$ 5,122**	**$ 5,122**
Pro Forma 2018E AFFO / Share	**$ 10.67**	**$ 10.16**	**$ 9.92**	**$ 9.69**
2018E AFFO Accretion / (Dilution)	**(2.3)%**	**(7.0)%**	**(9.2)%**	**(11.3)%**
GSA NAV Accretion / (Dilution)				
Goldfinch GSA NAV ($27.65 per share)	$ 26,772	$ 26,772	$ 26,772	$ 26,772
Sparrow GSA NAV ($210.57 per share)	77,126	77,126	77,126	77,126
New Debt	(150)	(150)	(150)	(150)
Pro Forma Sparrow NAV	**$ 103,748**	**$ 103,748**	**$ 103,748**	**$ 103,748**
Pro Forma Sparrow NAV / Share	**$ 216.11**	**$ 205.76**	**$ 200.92**	**$ 196.30**
GSA NAV Accretion / (Dilution)	**2.6 %**	**(2.3)%**	**(4.6)%**	**(6.8)%**
Leverage Analysis				
Pro Forma Sparrow Net Debt / LQA EBITDA	**5.7 x**	**5.7 x**	**5.7 x**	**5.7 x**
Status Quo Sparrow Net Debt / LQA EBITDA	**4.8 x**	**4.8 x**	**4.8 x**	**4.8 x**
Change	**1.0 x**	**1.0 x**	**1.0 x**	**1.0 x**

Source: Draft Management Projections, Bloomberg, IBES Estimates, Green Street Advisors, SNL Financial, Wall Street Research, Company filings as of 30-Sep-2017; Market data as of 30-Nov-2017
Note: Goldfinch Pro Forma for the exercise of warrants by Blue Jay, ADIA and Future Fund. Assumes illustrative $150mm of transaction expenses, illustrative $37.5mm of synergies per Goldfinch Management, and illustrative 2% interest rate on new Sparrow debt.

Supporting Financial Analysis 57

INVESTMENT BANKING DIVISION

Goldman Sachs

Illustrative Blue Jay Ability to Pay Analysis

50/50 Cash/Stock Consideration; Cash Financed 50% Debt / 50% 3rd Party Equity at Goldfinch Level | ($ in millions, except per share data)

Offer Price Per Share	**$ 19.01**	**$ 23.00**	**$ 25.00**	**$ 27.00**
Implied Premium to 6-Nov Pre-Rumor Price	**0.0 %**	**21.0 %**	**31.5 %**	**42.0 %**
Sources				
Value of Blue Jay Shares Issued to Goldfinch Shareholders	$ 6,095	$ 7,396	$ 8,050	$ 8,706
New Blue Jay Debt	3,047	3,698	4,025	4,353
Third Party Equity	3,047	3,698	4,025	4,353
Existing Goldfinch Net Debt & Prefs Assumed by Blue Jay	12,668	18,213	18,213	18,213
New Blue Jay Debt to Fund Transaction Expenses	168	172	174	176
Total Sources	**$ 25,026**	**$ 33,177**	**$ 34,487**	**$ 35,800**
Uses				
Purchase Goldfinch Equity	$ 12,190	$ 14,792	$ 16,100	$ 17,411
Assume Incremental Goldfinch Net Debt	12,668	18,213	18,213	18,213
Total Transaction Costs	168	172	174	176
Total Uses	**$ 25,026**	**$ 33,177**	**$ 34,487**	**$ 35,800**
Ownership of Goldfinch				
Today				
Blue Jay Ownership	33.8 %	33.7 %	33.7 %	33.7 %
Public Shareholders	66.2 %	66.3 %	66.3 %	66.3 %
Pro Forma For Transaction				
Blue Jay Ownership	83.4 %	83.4 %	83.4 %	83.4 %
Third Party Co-Investor	16.6 %	16.6 %	16.6 %	16.6 %
FFO Accretion / (Dilution)				
Blue Jay 2018E Consensus FFO	$ 1,179	$ 1,179	$ 1,179	$ 1,179
Incremental Blue Jay 2018E FFO From Goldfinch	715	715	716	716
Blue Jay Share of Estimated Synergies	8	8	8	8
Disynergies from Increased Management Fee	(137)	(162)	(175)	(187)
Interest Expense on New Debt	(209)	(252)	(273)	(294)
Pro Forma 2018E FFO	**$ 1,556**	**$ 1,489**	**$ 1,455**	**$ 1,421**
Pro Forma 2018E FFO / Share	**$ 1.47**	**$ 1.33**	**$ 1.26**	**$ 1.20**
2018E FFO Accretion / (Dilution)	**(2.6)%**	**(11.8)%**	**(16.0)%**	**(20.0)%**
AFFO Accretion / (Dilution)				
Blue Jay 2018E Consensus AFFO	$ 807	$ 807	$ 807	$ 807
Incremental Blue Jay 2018E AFFO From Goldfinch	540	541	541	541
Blue Jay Share of Estimated Synergies	8	8	8	8
Disynergies from Increased Management Fee	(137)	(162)	(175)	(187)
Interest Expense on New Debt	(209)	(252)	(273)	(294)
Pro Forma 2018E AFFO	**$ 1,009**	**$ 942**	**$ 908**	**$ 874**
Pro Forma 2018E AFFO / Share	**$ 0.95**	**$ 0.84**	**$ 0.79**	**$ 0.74**
2018E AFFO Accretion / (Dilution)	**(7.7)%**	**(18.4)%**	**(23.4)%**	**(28.1)%**
SNI NAV Accretion / (Dilution)				
Blue Jay NAV ($29.94 per share)	$ 23,445	$ 23,445	$ 23,445	$ 23,445
Goldfinch NAV Contribution	13,038	13,051	13,057	13,062
New Debt	(3,216)	(3,870)	(4,199)	(4,529)
Pro Forma Blue Jay NAV	**$ 33,267**	**$ 32,625**	**$ 32,302**	**$ 31,978**
Pro Forma Blue Jay NAV / Share	**$ 31.34**	**$ 29.10**	**$ 28.06**	**$ 27.08**
NAV Accretion / Dilution	**4.7 %**	**(2.8)%**	**(6.3)%**	**(9.6)%**
Pro Forma Leverage (at Share)				
Pro Forma Blue Jay Net Debt / LQA EBITDA	**13.3 x**	**13.4 x**	**13.5 x**	**13.6 x**
Status Quo Blue Jay Net Debt / LQA EBITDA	**13.8 x**	**13.8 x**	**13.8 x**	**13.8 x**
Change	**(0.6)x**	**(0.4)x**	**(0.3)x**	**(0.2)x**

Source: Draft Management Projections, Bloomberg, SNL Financial, Wall Street Research, Company filings; Market data as of 30-Nov-2017
Note: See page 46 for detailed assumptions underlying analysis.

Supporting Financial Analysis 58

Appendix B: Background on Blue Jay

Goldman Sachs

Blue Jay Company Overview

INVESTMENT BANKING DIVISION

Description

- Blue Jay is an externally managed, publicly traded limited partnership
- Currently listed on TSX and NASDAQ
- Asset base: ~$68bn
  - Diversified real estate portfolio spanning multiple asset classes and geographies
- BBB credit rating
  - Target 50% LTV over the long-term
- Company targeted returns of 12–15%
  - 5-8% distribution growth +8-11% FFO growth
  - Target payout ratio of 80% of FFO

Strategy / Investment Approach

- Value-oriented, counter-cyclical investors
- Specialize in executing multi-faceted transactions that allow Blue Jay to acquire high-quality assets at a discount to replacement cost
- Leverage business units to enhance the value of investments
- Flexibility to allocate capital to the sectors and geographies with the best risk-adjusted returns at various points in the real estate cycle
- Continually recycle capital from stabilized assets to higher-yielding opportunities in order to build long-term value for unitholders


Public Investors
Blackbird
31%[1] Ownership
69%[1] Ownership
Blue Jay
Core
~80% of Blue Jay's balance sheet
Opportunistic
~20% of Blue Jay's balance sheet
Core Office
Core Retail
Opportunistic
100% Interest in Blackbird Office Properties (BPO)
50% Interest in Canary Wharf Office Portfolio
34% Interest in Goldfinch
Real Estate Opportunity Funds
Multifamily Funds
Core Plus Funds
Real Estate Finance Funds
Other Direct Investments

Source: Company filings, recent research reports

[1] ~38% Public Investors / ~62% Blackbird ownership including dilution from mandatory convertible preferred units.

Background on Blue Jay

60

INVESTMENT BANKING DIVISION

Goldman Sachs

Blue Jay Company Overview

Continued

	Core Office	Core Retail	Opportunistic
Strategy	■ Invest in high-quality, well-located trophy assets and development projects ■ Iconic assets in gateway markets ■ Use global structure to leverage relationships across geographies and business lines — Of Blue Jay's top 20 office tenants, 13 are tenants in Blue Jay's buildings in more than one city; 9 are tenants in at least 3 cities	■ Invest in high-quality, well-located trophy assets and development projects ■ Trophy retail assets that mirror the quality of Blue Jay's office properties ■ Focus on improving mall productivity via redevelopment, new technology, and introducing more experiential tenants (dining, entertainment, fitness, e-tailer pop-ups)	■ Invest in mispriced portfolios and/or properties with significant value add — Acquire high-quality assets at a discount to replacement cost or intrinsic value — Seek contrarian investments ■ Leverage Blue Jay / Blackbird relationships to source proprietary deals ■ Target large-scale investments ■ Grow NOI
Target Returns	■ 10-12%	■ 10-12%	■ 20%+
Portfolio	■ 146 Properties / 100mm SF ■ ~10mm SF development activities (incl. some multifamily) ■ Global footprint in gateway cities (NY, London, London, Toronto, Los Angeles, Sydney, and Berlin)	■ Comprises 34% interest in Goldfinch ■ 126 properties / 123mm SF — 100 of the top 500 malls in the US ■ Significant development / redevelopment activities	■ 115 office properties / 31mm SF ■ 46 retail properties / 29mm SF — Includes Rouse ■ 183 industrial properties / 47mm SF ■ 93 multifamily properties / 27,700 units ■ 19 hospitality properties / 13,800 rooms ■ 324 automotive triple-net-lease assets ■ 203 self-storage facilities / 15mm SF ■ 29 student housing properties / 11K beds ■ 135 manufactured housing communities / 32,300 sites
Portfolio Metrics	■ 92% leased ■ 8.4-year avg. lease term ■ 14% MTM opportunity on in-place leases	■ $590 avg. sales per square foot ■ 95% occupancy ■ 6.3-year avg. lease term ■ 20% avg. rent spreads in TTM Sep 2017 ■ 6-9% yields on development projects	■ Blue Jay's equity investment in its funds valued at $5.3bn ■ Closed-end funds with 5-year average investment holds

Source: Company filings, Company Website. Portfolio metrics as of 30-Sep-2017.

Background on Blue Jay 61

Goldman Sachs

Overview of Blue Jay's Ownership and Management Structure

INVESTMENT BANKING DIVISION

- Blue Jay's sole direct investment is Blue Jay Property Partners
- Blue Jay is externally managed by Blackbird through its affiliated service providers under the Master Services Agreement ("MSA")
- As a result of the MSA, all of Blue Jay's senior management and key decision makers are employees of Blackbird (via these service providers)
  - These individuals are responsible for day-to-day oversight of Blue Jay
  - However, these individuals "are not required to have as their primary responsibility the management and administration of" Blue Jay
- Blue Jay GP is 100% owned by Blackbird
  - Blue Jay GP has zero employees
  - Board of Blue Jay = board of Blue Jay GP
- Employees do sit within Blue Jay's operating entities (i.e. within its Core Office, Core Retail and Opportunistic portfolios)
- In addition to amounts payable under the MSA (see page 66), Blackbird receives the following payments from Blue Jay:
  - Blue Jay GP receives distribution equal to 0.2% of total Blue Jay distributions
  - Property Special LP receives a distribution from the Property Partnership "PP") equal to 1% of the total distributions of the PP
  - Blue Jay GP (wholly owned by Blackbird) has sole authority to determine when distributions are made

Look-Through Ownership

- Blue Jay GP: 100% Blackbird
- Blue Jay public company:
  - 81% public
  - 19% Brookfield (LP)
  - 100% Brookfield (GP)
- Blue Jay assets[1]:
  - 69% Blackbird
  - 31% public



Black Bird
100%
Blue Jay GP
0.2% Special Distributions
0.05% GP Interest
62% Redemption-Exchange Units
Public
81% LP Interest
Blue Jay Public Company
19% LP Interest
37% Managing GP Units
100%
Blue Jay Property Partners
Special Distributions
Blue Jay Special LP
0.7% Special LP Units
Various Holding Entities (Assets)

Source: Company filings
Note: Percentages as of 31-Dec-2016.
[1] ~38% Public Investors / ~62% Blackbird ownership including dilution from mandatory convertible preferred units.

Background on Blue Jay 62

Overview of Blue Jay’s Governance Blue Jay is a Bermuda exempted limited partnership As discussed on the prior page, Blue Jay is managed by its General Partner (Blue Jay GP), which is an indirect, wholly owned subsidiary of Blackbird Blue Jay GP has a board of directors, which Blackbird controls (including control over the appointment and removal of directors) — Given this structure, even if Blackbird reduced its economic interest in Blue Jay, it would retain its substantial control and influence (which would permit Blackbird to exercise its control in a manner which conflicts with the economic interests of the other unitholders) (see Conflicts Policy on following page for further details) No Fiduciary Duties — Under Bermuda law, there are no imposed statutory “fiduciary duties” on the GP of a Bermuda limited partnership (but there are certain limited protections around rendering accounts and non-competition, and a common law duty of good faith) — However, pursuant to the Limited Partnership Agreement (“LPA”) of Blue Jay, any imposed duties have been eliminated and Blackbird and its affiliates are permitted to compete with Blue Jay — Blue Jay GP is permitted to take into account the interests of Blackbird when resolving conflicts of interest — There is no “corporate opportunities” required protection that flows from Blackbird in favor of Blue Jay — The MSA similarly does not impose any “fiduciary duties” on Blackbird or the service providers — The Blue Jay GP has sole authority to enforce the terms of the MSA and consent to any waivers, subject to the protection of the Conflicts Policy (i.e., approval by independent directors) Board Composition — The Blue Jay GP board may consist of between 3 and 11 directors, and currently consists of 9 directors (6 of which are classified as independent) — The lead independent director facilitates the functioning of the board independently of the MSA — The board adheres to a conflicts policy, which addresses the approval and other requirements for transactions in which there is greater potential for a conflict of interest to arise (see Conflicts Policy on following page for further details) Background on Blue Jay 63

Overview of Blue Jay’s Conflicts Policy Blue Jay GP’s Board has a Conflicts Policy which sets out requirements for situations in which there is a potential conflict of interest, including: — Acquisitions or dispositions with Blackbird — Dissolution of Blue Jay or Blue Jay Property Partners — Material amendments to the MSA, Relationship Agreement with Blackbird, the LPA or Property Partners LPA — Material service agreements or other arrangements with Blackbird in which a fee will be paid to Blackbird — Indemnification matters under the MSA, the LPA or the Property Partners LPA — Other material transactions involving Blackbird The Conflicts Policy requires that any such transaction be approved by the governance and nominating committee of the Blue Jay GP Board — The governance and nominating committee must consist solely of independent directors — The governance and nominating committee may grant such approvals in the form of general guidelines, policies or procedures, without requiring additional special approval for a particular transaction — Approval is granted or withheld by majority vote — In limited circumstances, a related party transaction may be subject to additional valuation and minority approval requirements under Canadian securities laws (unless the fair market value of the transaction is <25% of the market capitalization of the issuer); in applying this test to Blue Jay, Blue Jay is permitted to count its indirect equity interests (i.e., the redemption exchange units) Principles of the Conflicts Policy — The policy recognizes the benefits of the relationship with Blackbird, and identifies the principle areas of application of the policy as those related to acquisitions and participation in Blackbird-led consortia, as well as any other management or services relationships — With respect to acquisitions, the general policy is that consideration paid by Blue Jay be no more than consideration paid by Blackbird (on a per share or proportionate basis) and related fees or carried interest payable must be in accordance with the Property Partners LPA (or negotiated at arm’s length or demonstrated to be on market terms) — In certain cases, fairness opinions or third party valuations are required for certain asset purchases Background on Blue Jay 64

INVESTMENT BANKING DIVISION

Overview of Blue Jay's Master Services Agreement ("MSA") with Blackbird

Summary of Services Provided	▪ Arrange for individuals to carry out executive and senior officer functions ▪ Supervise the day-to-day management and other (accounting, administrative, reporting, etc.) functions and obligations ▪ Provide overall strategic advice ▪ Identify and recommend acquisitions or dispositions and (upon request) assist in negotiating terms ▪ Recommend and (upon request) assist in the raising of debt and equity financing ▪ Make recommendations with respect to distribution payments ▪ Monitor / oversee accountants, legal counsel, financial parties and other third party advisors ▪ Supervise tax elections, preparation of financial statements, etc.
Fee Structure	▪ **Base fee** of 0.5% p.a. of total capitalization ▪ **Equity enhancement fee** of 1.25% p.a. of increase in total capitalization since 2013 spin-off ▪ **Incentive distributions:** — 15% of regular annual distributions between \$1.10 – \$1.20 per share — 25% of regular distributions over \$1.20 per share ▪ Reimbursement of all out-of-pocket fees, costs and expenses incurred, including transaction costs, financing costs, financial reporting costs, etc. ▪ For any quarter in which the Blue Jay GP determines that there is insufficient available cash to pay the base management fee as well as the next regular distribution, Blue Jay may elect to pay the base management fee in units or Redemption-Exchange Units ▪ *See next page for calculation of fees as of 3Q 2017 and estimate of fees pro forma for Goldfinch acquisition*
Term	▪ MSA continues in perpetuity
Termination	▪ May only be terminated for performance defaults, fraud, gross negligence, or bankruptcy by/of the service providers ▪ MSA "expressly provides" that it "may not be terminated by the Blue Jay GP due solely to the poor performance or the underperformance of any of Blue Jay's operations"
Change of Control	▪ No right to terminate upon a change of control of Blackbird
Conflicts of Interest	▪ Blackbird has identified Blue Jay as the primary entity through which it will own and operate its commercial property businesses on a global basis. However, Blackbird has no obligation to source acquisition opportunities specifically for Blue Jay ▪ MSA does not impose on Blackbird any duty to act in the best interests of Blue Jay, nor any other fiduciary duties. Blue Jay GP (wholly-owned by Blackbird) has sole authority to enforce the terms of MSA (subject to approval by independent directors per the board's conflict policy – see prior page) ▪ Blue Jay's LP agreement provides that the Blue Jay GP and its affiliates do not have any obligation to present business or investment opportunities to Blue Jay, and allows affiliates of the Blue Jay GP to engage in activities that may compete with Blue Jay. Further, the Blue Jay GP is permitted to take into account the interests of third parties, including Brookfield, when resolving conflicts of interest
Supervision	▪ Activities are subject to supervision by Blue Jay's board (which is Blue Jay GP's board)

Source: Company filings

Background on Blue Jay 65

Goldman Sachs | INVESTMENT BANKING DIVISION

Blue Jay's MSA Payments to Blackbird

($ in millions, except per share data)

Impact of a potential acquisition on MSA payments would be dependent on a) how the acquisition is financed b) pro forma distributions

Per the Master Services Agreement (MSA) with Blackbird, Blue Jay pays the below fees:

- **Base Management Fee:** 0.5% p.a. of total capitalization subject to an annual minimum of $50mm plus annual inflation adjustments
- **Equity Enhancement Distribution (EED):** 1.25% p.a. of the increase in current total capitalization vs. capitalization as of 15-Apr-2013 (immediately post-spin); reduced by amount by which base management fee exceeds $50mm p.a.
- **Incentive Distribution:** 15% of regular annual distributions between $1.10 and $1.20 per share and 25% of regular distributions over $1.20

Fees increase as capitalization and distributions increase. As the sole owner of Blue Jay GP, Blackbird would determine Blue Jay's distributions, as well as acquisition activity that could increase capitalization

Illustrative 3Q 2017 Management Fee Annualized Calculation

	Status Quo			Pro Forma for Goldfinch (Conservative Case)[1]		
	# of Units	Price ($)	Amount ($)	# of Units	Price ($)	Amount ($)
Initial Market Value of Blue Jay Units	466.3	$ 21.91	$ 10,218	466.3	$ 21.91	$ 10,218
Preferred Shares			1,275			1,275
Recourse Debt, Net of Cash			(25)			(25)
Initial Capitalization (A)			**$ 11,468**			**$ 11,468**
Current Market Value of Blue Jay Units	703.5	$ 21.88	$ 16,417	1,030.6	$ 21.88	$ 22,549
Preferred Shares			3,065			(3,368)
Recourse Debt, Net of Cash			1,537			(1,219)
Current Capitalization (B)			**$ 21,019**			**$ 27,135**
Base Management Fee (B x 0.5%) (C)			$ 105.1			$ 135.7
Fee on Increased Market Capitalization ((B-A) x 1.25%)			119.4			195.8
Less: Excess Base Managemt Fee Over Minimum (C - $50mm)			55.1			85.7
Equity Enhanced Distribution (D)			64.3			110.2
Available Creditable Operating Payments[2] (E)			(9.0)			(9.0)
Total Management Fee (C+D+E)			**$ 160.4**			**$ 236.8**

Illustrative 3Q 2017 Incentive Distribution Annualized Calculation

	Status Quo			Pro Forma for Goldfinch (Conservative Case)[1]		
	Rate	Per Unit ($)	Amount ($)	Rate	Per Unit ($)	Amount ($)
Distribution per Year to Shareholders (A)		$ 1.180	$ 830.1		$ 1.180	$ 1,216.1
First Incentive Distribution to Blackbird						
First Distribution Threshold (A - $1.10)		$ 0.080	$ 56.3		$ 0.080	$ 82.4
15% Incentive Distribution (C)	**15.0 %**		**9.9**	**15.0 %**		**12.4**
Second Incentive Distribution to Blackbird						
Second Distribution Threshold (A - $1.25)		-	-		-	-
25% Incentive Distribution (D)	**25.0 %**		**-**	**25.0 %**		**-**
Incentive Distributions (C+D)			**9.9**			**12.4**
Less: Incentive Distribution Account Credits[3]			(9.9)			(12.4)
Net Incentive Distribution Payable to Blackbird			**-**			**-**

Source: Company filings, Blue Jay Offer dated 11-Nov-2017; Market data as of 30-Nov-2017

[1] Pro forma for Goldfinch analysis assumes 50% / 50% cash / stock transaction, with cash consideration funded by third party equity not managed by Blue Jay (most conservative case), that existing Goldfinch cash, preferred shares, and recourse debt are assumed by Blue Jay, and that Blue Jay distributions per unit remain constant post Goldfinch acquisition.

[2] The total fee is reduced by the amount of similar fees paid by Blue Jay for capital invested in Blackbird-sponsored funds.

[3] Specific reason for Incentive Distribution Account Credit not disclosed, but LP agreement provides that incentive distributions are reduced to the extent that any operating entity pays Blackbird any comparable performance or incentive distribution.

Background on Blue Jay 66

Overview of Blue Jay’s G&A Expense Blue Jay G&A Build 9 Months to 30-Sep Year ended 31-Dec Consolidated basis; $mm 2017 2016 2016 2015 2014 G&A by expense type Employee compensation and benefits $ 149 $ 127 $ 171 $ 157 $ 133 Management fees to Blackbird—base 78 79 104 76 50 Base management fees to Blackbird—incentive 20 20 25 60 50 Other management fees (e.g. Blue Jay private funds; some or all are paymentsts to Blackbird) 28 38 46 46 0 Transaction costs & other (e.g. public co. costs; incl. Blackbird expense reimbursement) 179 151 223 220 171 Total G&A $ 454 $ 415 $ 569 $ 559 $ 404 G&A by segment Core Office $ 124 $ 110 $ 150 $ 142 $ 151 Core Retail 0 0 0 0 0 Opportunistic 178 149 211 196 115 Corporate (incl. Blackbird management fees) 152 156 208 221 138 Total G&A $ 454 $ 415 $ 569 $ 559 $ 404 Payments to Blackbird included in G&A $ 151 $ 201 $ 212 $ 207 $ 187 % total G&A 33% 48% 37% 37% 46% G&A / Revenue (At Share) Over Time: Blue Jay vs. Goldfinch 12.3% 11.7% 11.9% 10.6% 8.3% 8.5% 8.6% 6.9% 2014 2015 2016 1-3Q 2017 Blue Jay Goldfinch (G&A + Property Management & Other Costs) Source: Company filings Background on Blue Jay 67

INVESTMENT BANKING DIVISION

Blue Jay Board of Directors

- **Blue Jay's public company board is the board of Blue Jay's General Partner, which is 100% owned by Blackbird**
- **The Governance and Nominating Committee has set a conflicts policy and is responsible for approving transactions "in which there is greater potential for a conflict of interest to arise". The committee consists solely of independent directors**

Director	Blackbird Designee?	Independent?	Gov. & Nom. Committee?	Biography
Ric Clark (Chairman)	Y			▪ Senior Management Partner of Blackbird ▪ Former CEO of Blue Jay and former CEO of BPO
Jeffrey Blidner	Y			▪ Senior Management Partner of Blackbird & CEO of Blackbird's Private Funds Group ▪ Former Chairman of Blue Jay
Soon Young Chang	Y			▪ Senior Advisor to the Investment Corporation of Dubai ▪ Member of the board of Dubai World; founder of Midas Investment Asset Management Company ($5bn AUM)
Omar da Cunha		Y	Y	▪ Senior Partner at Dealmaker (M&A advisory) ▪ Former Chairman of "Bob's" (Brazilian fast food); former President of AT&T Brasil and Shell Brasil
Stephen DeNardo		Y		▪ CEO of Riveroak Investment Corp ▪ Former Partner & SVP of ING Realty Partners; former President of ARES Realty Capital; former Partner at First Winthrop Corporation
Lou Maroun		Y	Chair	▪ Founder & Executive Chairman of Sigma Real Estate Advisors / Sigma Capital Corporation ▪ Former Executive Chairman of ING Real Estate Canada
Lars Rodert		Y	Y	▪ Founder & CEO of OstVast Capital Management ▪ Former Global Investment Manager for IKEA Treasury
Lisa Shalett		Y		▪ Former Partner & Global Head of Brand Marketing & Digital Strategy at Goldman Sachs
Jose Ramon Valente Vias		Y		▪ Partner & Executive Director of Econsult ▪ Representative in Chile of Fidelity Investments; founding partner of Duff & Phelps Rating Agency in Chile, Argentina and Peru

Source: Company filings, Company website

Background on Blue Jay 68

Side-by-Side Analysis of Goldfinch vs. Blue Jay Operating Portfolio Goldfinch Blue Jay (Standalone) Blue Jay (Pro Forma) Blackbird Opportunistic Opportunistic 15.0% 27.5% Other Infrastructure 13.0% Core—Retail 8.1% 24.1% Core—Investment Retail 40.0% Approach¹ Real Estate Core—Retail Core—Office 13.3% Private Equity Core—Office 100.0% 45.0% 65.6% 48.5% Multifamily Multifamily 1.9% Other Triple Net 3.1% Other Triple Net 3.2% Lease 5.1% Lease 3.4% 2.1% Hospitality 7.6% Hospitality Office 4.8% Office 28.3% 33.3% Asset Class¹ N/A Retail 100.0% Retail Retail 52.5% 54.6% Asia Pacific S. America S. America Canada 8.0% 4.0% 1.2% 3.1% Canada Asia Pacific 10.0% 6.4% N. America Europe S. America 29.2% 14.5% 58.4% Geography² USA Europe 60.0% USA US 18.0% 74.9% Europe 100.0% 5.8% Asia and Other 6.6% Source: Public Company filings and reports ¹ As a % of 3Q 2017 NOI. ² As a % of total AUM. Pro forma Blue Jay data calculated using the reported total assets figure for core retail per 3Q 2017 supplemental filing and AUM figures from corporate profile as of Aug-2017. Background on Blue Jay 69

Side-by-Side Analysis of Goldfinch vs. Blue Jay

INVESTMENT BANKING DIVISION

Financial Metrics

(in $ billions)

	Goldfinch	Blue Jay	Blackbird
3QA NOI at Share ($bn)	$ 2.3	$ 2.7	NA
Market Cap ($bn)	$ 18.5	$ 18.5	$ 42.4
Enterprise Value ($bn)	$ 36.7	$ 52.0	$ 128.7
3-Yr Total Return	(27.2)%	4.3 %	30.3 %
Discount to IFRS NAV[1]	(36.6)%	(24.8)%	NA
Discount to Consensus NAV	(31.2)%	(19.7)%	NA
P / 2018E Consensus FFO	11.8 x	15.7 x	16.9 x
YTD G&A Expense (% Revenue)	8.6 %	11.9 %	27.5 %
2yr Fwd. Cons. FFO/Share CAGR	3.1 %	6.8 %	13.6 %
Dividend Yield	4.6 %	5.0 %	1.3 %
Dividend Payout Ratio (% FFO)	57.0 %	85.2 %	26.2 %
Dividend Payout Ratio (% AFFO)[2]	73.2 %	126.9 %	NA
Net Debt / 3QA EBITDA	8.4 x	12.8 x	NA[3]
Net Debt / IFRS Asset Value	35.6 %	46.7 %	NA[3]
% Floating Rate Debt	21.5 %	39.5 %	NA[3]

Source: Public company filings, IBES estimates, Bloomberg, SNL Financial; Market data as of 6-Nov-2017 (pre-rumor) for Goldfinch and as of 10-Nov-2017 (pre-offer) for Blue Jay and Blackbird

Note: NOI at share is 3Q 2017 NOI annualized

[1] IFRS NAV as of 30-Sep-2017. Goldfinch IFRS NAV is approximate; per management commentary on Blue Jay 3Q earnings call.

[2] Dividend payout ratio calculated as annualized latest quarterly dividend as a percentage of 2017E consensus AFFO estimate. Goldfinch and Blue Jay AFFO estimate per SNL Financial.

[3] NA due to lack of disclosure concerning EBITDA, IFRS asset value at share, and floating vs. fixed rate debt.

Background on Blue Jay

70

INVESTMENT BANKING DIVISION

Side-by-Side Analysis of Goldfinch vs. Blue Jay

Other Information

	Goldfinch	Blue Jay	Blackbird
Blackbird / Blue Jay Ownership	34 %	69 %[1]	NA
S&P500 Constituent?	Yes	No	No
RMZ Constituent?	Yes	No	No
Research Coverage (# Analysts)	18	4	8
Structure	REIT	Partnership	Corporation
Jurisdiction	Delaware	Bermuda	Ontario, Canada
Listing Exchange	NYSE	NASDAQ / TSX	NYSE / TSX
3M ADTV (mm)	$108.3	$2.2	$28.6
Liquidity (3M ADTV / Free Float)	0.88 %	0.04 %	0.07 %
# of Blackbird / Blue Jay Directors (/ Total Board Seats)	3 / 9	2 / 9	NA
Management Structure	Internal	External	Internal
Voting Rights	Proportional to ownership	Blackbird has full control	Proportional to ownership

Source: Public company filings, IBES estimates, Bloomberg, SNL Financial; Market data as of 6-Nov-2017 (pre-rumor)
[1] ~62% economic ownership including dilution from mandatory convertible preferred units.

Background on Blue Jay

71

Blue Jay Analyst Estimates and Company Guidance Estimate Target NAV 2018E 2019E 2018E 2019E 2018E 2019E Broker Date Rating Price per Share AFFO / Sh AFFO / Sh FFO / Sh FFO / Sh DPS DPS Canaccord 13-Nov-17 Hold $ 24.00 $ 29.39 $ 1.12 $ 1.19 $ 1.52 $ 1.59 $ 1.18 $ 1.18 Evercore 3-Nov-17 Buy 26.00 29.60 0.78 0.90 1.49 1.62 1.24 1.30 Scotiabank 14-Nov-17 Buy 25.25 27.25 1.09 1.19 1.41 1.51 1.24 1.30 RBC Capital 2-Nov-17 Buy 26.00 30.50 0.94 0.96 1.53 1.57 1.24 NA Markets Median $ 25.63 $ 29.50 $ 1.02 $ 1.08 $ 1.51 $ 1.58 $ 1.24 $ 1.30 IBES Consensus $ 25.75 NA NA NA $ 1.51 $ 1.58 $ 1.24 $ 1.30 FFO / SH Estimates Over Time1 Company Guidance $1.55 Company does not provide FY financial guidance Long-term targeted returns of 12–15% $1.51 $1.50 2018E — ~5% yield backed by stable cash flow $1.45 — 5-8% annual distribution growth — +8-11% FFO growth $1.40 $1.39 — Capital appreciation of asset base 2017E Target CFFO payout ratio: 80% $1.35 Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 — Target distribution of $1.60+ per unit by 2021 2017E 2018E Source: Bloomberg, Wall Street Research, IBES Estimates; Market data as of 30-Nov-2017 Background on Blue Jay 72

Appendix C:Share Register Analysis

INVESTMENT BANKING DIVISION

Understanding Flowback

How it Works in Practice


Sale of Target's Stock
Sale of Acquirer's Stock
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cumulative Flowback
Announcement Date
Closing
20%
40%
80%
-5 days
+5 days
+3 months

Initial Reactions	Offer Period – Gradual Turnover	Step Up in Activity Around Offer Close	Residual Exit Over c. 3 Months Post-Acquisition
■ Some institutional holders will take advantage of stock price appreciation of target post-announcement to exit (if premium paid) ■ Supply of target stock largely absorbed by arbitrage funds seeking marginal returns driven by deal metrics, acquirer price and time-value ■ Speculative activity linked to execution risks for the transaction	■ Active funds increasingly regard holdings in a target as "dead money" with acquisition priced in and reducing likelihood of further upside ■ Some quasi-passive money will exit pre-deal in order to avoid stock price impact around the close ■ Arb funds continue to absorb some supply of target stock	■ Rapid selling of target stock pre-close and acquirer stock post-close as forced sellers exit their positions ■ Index trackers exit on the day the target stock leaves the index (i.e. close) ■ Post-deal, domestic money in acquirer's market will absorb acquirer's stock as trackers reweight	■ Active / Quasi Passive investors with mandate or tendency not to hold stock in acquirer's market will continue to exit in the weeks/months post-offer ■ Arb funds that did not exit around close are also likely to sell into domestic demand over this period ■ Negative drag on share price resulting from flowback reduces as flowback reaches 100%. Incremental domestic demand from increased weighting of acquirer boosts support

Share Register Analysis 74

Shareholder Base by Investor Type Goldfinch vs. Blue Jay | As of 30-Sep-2017 Goldfinch Shareholder Base Blue Jay Shareholder Base 2% 13% 29% 10% 40% 35% 2% 3% 2% 2% 3% 13% 17% 11% 8% 5% 2% 2 % Index Quantitative Income Sector Specific Value GARP Growth Hedge Fund Other Pension Retail & Undisclosed Source: Thomson, shareholder data as of Q3’17 and subsequent 13D / G filings Note: Excludes Brookfield Asset Management’s strategic stake. Shareholder evolution represents reported mutual and hedge fund holdings. Mutual fund ownership is grossed up pro rata to total institutional holdings less hedge fund ownership. Goldfinch shareholder base excludes Blue Jay stake. Share Register Analysis 75

Goldman Sachs

<10% of Goldfinch's Pension Fund Holders Own Blue Jay and <30% Own Units in any PTPs

INVESTMENT BANKING DIVISION

Pension Fund	% OS in Goldfinch	Holds Blue Jay?	Holds PTPs?	Holds Either?
Abu Dhabi Investment Authority	3.6 %	×	×	×
Norges Bank Investment Management (NBIM)	3.1	×	×	×
PGGM Vermogensbeheer B.V.	1.8	×	×	×
Future Fund Board of Guardians	1.3	×	×	×
APG Asset Management US, Inc.	0.4	✓	✓	✓
New York State Common Retirement Fund	0.2	×	✓	✓
Korea Investment Corporation	0.2	×	×	×
California Public Employees' Retirement System	0.1	×	✓	✓
California State Teachers Retirement System	0.1	×	✓	✓
New Jersey Division of Investment	0.1	×	×	×
The Retirement Systems of Alabama	0.1	×	✓	✓
New York State Teachers' Retirement System	0.1	×	×	×
Ohio Public Employees Retirement System	0.1	×	✓	✓
Florida State Board of Administration	0.1	×	×	×
State of Wisconsin Investment Board	0.1	✓	✓	✓
Virginia Retirement System	0.1	×	×	×
State Teachers Retirement System of Ohio	0.1	×	✓	✓
National Pension Service	0.1	×	×	×
Teacher Retirement System of Texas	0.1	×	✓	✓
Employees Retirement System of Texas	<0.1	×	×	×
Alaska Retirement Management Board	<0.1	×	×	×
DuPont Capital Management Corporation	<0.1	×	✓	✓
Tennessee Consolidated Retirement System	<0.1	×	×	×
Första AP-Fonden	<0.1	×	✓	✓
Independent Order of Foresters	<0.1	×	×	×
Top 25 Pension Fund Holders of Goldfinch		**8.0 %**	**44.0 %**	**44.0 %**
All Pension Fund Holders of Goldfinch		**6.3 %**	**25.0 %**	**26.6 %**

Source: Thomson, Bloomberg, Public sources as of 30-Sep-2017

Share Register Analysis

76

Approximately One Third of Goldfinch’s Active Fund-Level Investors Hold PTPs (1 / 2) Fund Thomson Style AUM ($bn) Holds Blue Jay? Holds PTPs? Holds Either? Fidelity US REIT Mother Fund Other $ 12.8ïïï T. Rowe Price Real Estate Fund Sector Specific 5.9ïïï Alyeska Investment Group, L.P. Hedge Fund 11.2ïïï Fidelity Real Estate Investment Portfolio Sector Specific 4.1ïïï DFA Real Estate Securities Portfolio Quantitative 8.1ïïï Nuveen Real Estate Securities Fund Sector Specific 3.9ïïï Cohen & Steers Realty Shares, Inc. Sector Specific 4.6ïïï Cohen & Steers Real Estate Securities Fund Sector Specific 4.1ïïï Of Goldfinch’s JPMorgan Mid Cap Value Fund Value 18.6ïïï top 50 active Signature High Income Fund Income 3.1ïïï fund-level Voya Global Real Estate Fund—US Sector Specific 2.3ïïï investors, 53% of Cohen & Steers Institutional Realty Shares, Inc. Sector Specific 2.7ïïï non-Real Estate T. Rowe Price Real Assets Fund Other 3.2ïïï focused funds Asset Management One USA Inc. Hedge Fund 40.6ïïï do not hold PTPs CREF Stock Account Growth 123.2ïïï Lord Abbett Affiliated Fund Income 6.7ïïï Fidelity Value Fund GARP 8.3ïïï Morgan Stanley Instl Global Real Estate Portfolio Income 1.4ïïï TIAA-CREF Real Estate Securities Fund Income 2.0ïïï Fidelity Balanced Income 20.9ïïï Fidelity Series Real Estate Equity Fund Other 1.2ïïï Fidelity Stock Selector Large Cap Value Value 9.2ïïï Met Investors Series—Clarion Global Real Estate Portfolio Sector Specific 1.4ïïï Fidelity Canadian Disciplined Fund Value 1.9ïïï Morgan Stanley Institutional U.S. Real Estate Portfolio Sector Specific 0.6ïïï Top 50 Fund Level Holders of Goldfinch 26.0% 24.0% 42.0 % All Fund Level Holders of Goldfinch 15.6% 23.3% 34.5 % Source: Thomson, Bloomberg, public sources as of 30-Sep-2017 Note: Highlighted funds are real-estate focused investors. PTPs include Alliance Bernstein, Apollo, Ares, Blackstone, Buckeye Partners, Carlyle, Cedar Fair, Cheniere Energy Partners, Enable Midstream Partners, Enbridge Energy Partners, Energy Transfer Partners, EnLink Midstream Partners, Enterprise Products Partners, EQT Midstream Partners, Fortress, KKR, Magellan Midstream Partners, MPLX, Oaktree, Och-Ziff, Phillips 66 Partners, Plains All American Pipeline, Spectra Energy Partners, Western Gas Partners, and Williams Partners. Share Register Analysis 77

Approximately One Third of Goldfinch’s Active Fund-Level Investors Hold PTPs (2 / 2) Fund Thomson Style AUM ($bn) Holds Blue Jay? Holds PTPs? Holds Either? Deutsche Real Estate Securities Fund Sector Specific $ 1.4 Invesco Charter Fund Growth 3.9 Everett Capital Advisors UK LLP Hedge Fund 0.4 CBRE Clarion Global Real Estate Income Fund Sector Specific 1.0 Fidelity NorthStar Fund GARP 4.5 AMP Capital Global Property Securities Fund Other 1.4 Universal Institutional Fund—U.S. Real Estate Portfolio Sector Specific 0.5 Dynamic Alternative Yield Fund Other 0.6 Of Goldfinch’s Sentry Global REIT Fund Income 0.7 top 50 active Invesco Real Estate Fund Sector Specific 1.7 fund-level American Century Real Estate Fund Sector Specific 1.2 investors, 53% of Fidelity Advisor Real Estate Fund Sector Specific 0.8 non-Real Estate Signature Diversified Yield II Fund Other 1.2 focused funds Cohen & Steers Quality Income Realty Fund, Inc. Sector Specific 1.6 do not hold PTPs Voya Real Estate Fund Sector Specific 0.9 Principal Real Estate Securities Fund Income 3.8 Pacific Select Real Estate Portfolio Sector Specific 0.5 Russell Investments Global Real Estate Securities Fund Sector Specific 1.1 Schroder Global Cities Real Estate Fund Other 0.8 JNL/Invesco Global Real Estate Fund Income 1.9 Fidelity Advisor Strategic Div. & Income Income 3.4 Morgan Stanley US Property Fund Sector Specific 0.3 RBC Canadian Equity Income Fund Income 2.7 RBC Canadian Dividend Fund Income 14.0 Thrivent Mid Cap Stock Fund Growth 1.6 Top 50 Fund Level Holders of Goldfinch 26.0% 24.0% 42.0 % All Fund Level Holders of Goldfinch 15.6% 23.3% 34.5 % Source: Thomson, Bloomberg, public sources as of 30-Sep-2017 Note: Highlighted funds are real-estate focused investors. PTPs include Alliance Bernstein, Apollo, Ares, Blackstone, Buckeye Partners, Carlyle, Cedar Fair, Cheniere Energy Partners, Enable Midstream Partners, Enbridge Energy Partners, Energy Transfer Partners, EnLink Midstream Partners, Enterprise Products Partners, EQT Midstream Partners, Fortress, KKR, Magellan Midstream Partners, MPLX, Oaktree, Och-Ziff, Phillips 66 Partners, Plains All American Pipeline, Spectra Energy Partners, Western Gas Partners, and Williams Partners. Share Register Analysis 78

Appendix D:Analysis of Offer Dynamics in Precedent Transactions

Goldman Sachs
INVESTMENT BANKING DIVISION

Case Study: BPY's Acquisition of BPO

BPY Increased its Cash Offer for BPO Once by 5.1% ($19.34 to $20.34)


$21
$20
$19
$18
$17
$16
Sep-2013
Oct-2013
Nov-2013
Jan-2014
Feb-2014
Apr-2014
May-2014
1
30-Sep-2013: BPY publicly offered to acquire BPO via tender offer for 1 BPY unit or $19.34 in cash per BPO share, pro rated at 67% stock / 33% cash. BPO given advance notice of intention, but no details of offer
Sep-Dec 2013: BPO conducted due diligence on BPY; negotiated for increase to consideration
2
19-Dec-2013: BPY offered to increase cash offer to $20.34; no change to stock offer or % cash / % stock mix
20-Dec-2013: BPY and BPO announced definitive agreement at 1 BPY unit or $20.34 in cash per BPO share
1-Apr-2014: BPY completed tender offer
9-Jun-2014: BPY acquired the remaining 7.5% of BPO shares via a plan of arrangement
Public announcement

1 Initial Offer on 30-Sep-2013

- $19.34 cash / 1 BPY unit per share
  - 15% premium to last close (NYSE)
  - 17% premium over 1-month VWAP of $16.51
  - 16% premium to 3-month VWAP of $16.67
  - 6% discount to IFRS book value per share
  - BPY was a 51% shareholder prior to the transaction

2 Revised Offer on 20-Dec-2013

- $20.34 cash / 1 BPY unit per share
  - **5.1% "bump" over initial cash offer**
  - 23% premium over 1-month VWAP of $16.51
  - 22% premium to 3-month VWAP of $16.67
  - 1% discount to IFRS book value per share

Source: Bloomberg, Company filings

Analysis of Offer Dynamics in Precedent Transactions
80

Goldman Sachs
INVESTMENT BANKING DIVISION

Case Study: BPY's Acquisition of RSE

BPY Increased its Offer for RSE Twice for a Total Bump of 7.4% ($17.00 to $18.25)


19-Jan-2016: BPY and RSE announced the offer
7-Feb-2016: RSE informed BPY it intended to reject the offer
25-Feb-2016: BPY and RSE announced definitive agreement for $18.25 cash per share in cash; transaction subject to majority of the minority vote
9-Feb-2016: BPY made 'best and final' offer of $18.25 ; RSE countered with $18.50; RSE agreed to $18.25
18-Jan-2016: BPY signed standstill until 4-Mar
16-Jan-2016: BPY offered to acquire RSE for $17.00 cash per share
8-Feb-2016: BPY increased offer by 4% to $17.75 in cash
6-Jul-2016: Transaction closed
Public announcement
$19
$18
$17
$16
$15
$14
$13
Jan-2016
Feb-2016
Mar-2016
Apr-2016
May-2016
Jun-2016
Jul-2016

1 Initial Offer (16-Jan-2016)

- $17.00 per ordinary share in cash
  - 26% premium to last close
  - 19% premium over 1-month VWAP of $14.29
  - BPY was a 33% shareholder prior to the transaction
  - Transaction not subject to any financing contingencies and not subject to any due diligence

2 First Bump (8-Feb-2016)

- $17.75 per ordinary share in cash
  - **4.4% "bump" over initial offer**
  - 32% premium to undisturbed price
  - 24% premium over 1-month VWAP of $14.29

3 Definitive Agreement (25-Feb-2016)

- $18.25 per ordinary share in cash
  - **7.4% "bump" over initial offer**
  - 35% premium to undisturbed price
  - 28% premium over 1-month VWAP of $14.29

Source: Bloomberg, Company filings

Analysis of Offer Dynamics in Precedent Transactions
81

Goldman Sachs
INVESTMENT BANKING DIVISION

Selected Precedent Squeeze Outs Since 2005 (1/3)

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
HSN Inc[1]	Liberty Interactive Corp	38.2 %	7/6/2017	$ 1,757		28.9 % / 28.9 %	$40.36 (0/100)	– %
ONEOK Partners LP	ONEOK Inc	40.0	2/1/2017	17,147		25.8 / 25.8	$54.28 (0/100)	–
Reynolds American Inc.	British American Tobacco Plc	42.2	10/21/2016	60,168		19.8 / 26.4	$56.50 (43/57) → $59.64 (49/51)	5.6
Talen Energy Corp	Riverstone Holdings LLC	35.0	06/03/2016	4,293		17.3 % / 17.3 %	$14.00 (100/0)	–
Rouse Properties	Brookfield Asset Management	31.5	1/19/2016	2,378		26.0 / 35.3	$17.00 (100/0) → $18.25 (100/0)	7.4
Northern Tier Energy LP	Western Refining	38.4	10/26/2015	1,782		14.0 / 16.9	$27.62 (63/37) → $28.34 (53/47)	2.6
GrafTech International[2]	Brookfield Asset Management	21.9	04/29/2015	1,054		13.1 / 14.3	$5.00 (100/0) → $5.05 (100/0)	1.0
Dole Food Co.	David H Murdock *Chairman, Former CEO*	37.6	06/11/2013	1,018		17.6 / 32.4	$12.00 (100/0) → $13.50 (100/0)	12.5
Jefferies Group	Leucadia National	28.6	11/12/2012	2,561		23.8 / 23.8	$21.38 (0/100)	-
M&F Worldwide	MacAndrews & Forbes Holdings	42.7	06/13/2011	2,289		41.5 / 47.4	$24.00 (100/0) → $25.00 (100/0)	4.2

3M 6M 9M

● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Final Merger Agreement Announced ● Close of Transaction

Source: Public filings, DealPoint
Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.
[1] Merger is expected to close during 4Q 2017.
[2] Tender offer opened 26-May-2015 and expired 7-July-2015.

Analysis of Offer Dynamics in Precedent Transactions 82

Goldman Sachs

Selected Precedent Squeeze Outs Since 2005 (2/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
Mediacom Communications	Rocco Commisso *Founder, CEO, Chairman*	38.9	06/01/2010	$ 3,613		12.6 % / 64.2 %	$6.00 (100/0) → $8.75 (100/0)	45.8%
Burlington Northern Santa Fe	Berkshire Hathaway	23.0	11/03/2009	35,948		31.5 / 31.5	$100.00 (60/40)	-
Pepsi Bottling Group	PepsiCo	29.2	04/20/2009	4,279		17.1 / 44.8	$29.50 (50/50) → $36.50 (50/50)	23.7
PepsiAmericas	PepsiCo	42.5	04/20/2009	10,758		17.1 / 43.4	$23.27 (50/50) → $28.50 (50/50)	22.5
Sovereign Bancorp	Banco Santander	24.3	10/13/2008	1,910		3.5 / 3.5	$3.81 (0/100)	-
ASE Test	ASE Group	36.0	09/04/2007	1,200		25.6 / 25.6	$14.78 (100/0)	-
Pacific Energy Partners	Plains All American Pipeline	24.5	06/12/2006	1,615		10.6 / 10.6	$17.75 (0/100)	-
Trizec Properties	Brookfield Properties Corp. / Blackstone Group	37.1	06/05/2006	4,747		17.9 / 17.9	$29.01 (100/0)	-
William Lyon Homes	General William Lyon	46.7	03/17/2006	1,221		22.9 / 44.0	$93.00 (100/0) → $100.00 (100/0) → $109.00 (100/0)	17.2
Lafarge North America[1]	Lafarge SA	48.9	02/06/2006	3,227		16.7 / 33.1	$75.00 (100/0) → $82.00 (100/0) → $85.50 (100/0)	14.0


M
M
M
M
M
M
M
T
T
T
3M
6M
9M

● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Final Merger Agreement Announced ● Close of Transaction

Source: Public filings, DealPoint

Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

[1] Tender offer expired on 12-May-2006.

Analysis of Offer Dynamics in Precedent Transactions 83

Selected Precedent Squeeze Outs Since 2005 (3/3) Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction Acq. % Ownership of Date Initial Deal Initial / Final Value Total % Target Prior to Offer Value Premium to 1 (Consideration) Increase Target Acquiror Transaction Announced ($mm) Timeline (Dashes = Months) Day Progression in Offer Nextel Partners Sprint Nextel 29.2% 10/24/2005 $ 7,545 M – % 11.7% / 11.7% $28.50 (100/0) Corp $40.00 (100/0) Chiron Corp Novartis AG 42.0% 09/01/2005 6,625 9.8 / 31.7 $45.00 (100/0) 20.0 % M $48.00 (100/0) Average: Average Offer Price Bumps: 1 Average Time to First Price Bump: ~3M Average Time to Close: ~7M Average Premium: 19.3% / 28.7% ~8.0% 3M 6M 9M Initial Offer Announcement First Price Increase Second Price Increase Final Merger Agreement Announced Close of Transaction Source: Public filings, DealPoint Note: (1) Transactions listed by date of initial public announcement of offer. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer. Analysis of Offer Dynamics in Precedent Transactions 84